SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
                             of the
                Securities Exchange Act of  1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(c)(2))
[X]  Definitive Proxy Statement
[ ]  Definite Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    Amdahl Corporation
     (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l),
     14a-6(i)(2)or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                            AMDAHL
                           CORPORATION

                     1250 East Arques Avenue
                Sunnyvale, California  94088-3470

                         March 23, 1995

            Notice of Annual Meeting of Stockholders

                     To Be Held May 4, 1995


     The Annual Meeting of Stockholders of Amdahl Corporation, a
Delaware corporation (the "Company"), will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California at 11:00 a.m. on May 4, 1995 to:

     1.   elect eleven directors to serve until the next
          Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

     2.   approve the restatement of the Company's
          Employee Stock Purchase Plan;

     3.   approve the amendments to the Company's 1994 Stock
          Incentive Plan;

     4.   approve the Company's Short-Term Executive
          Incentive Performance Plan;

     5. ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the 1995 fiscal year;

     6. consider and vote upon a stockholder proposal relating to an independent nominating committee of the Board of Directors;

     7. consider and vote upon a stockholder proposal relating to a "high-performance workplace"; and

     8. consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Items 1 through 7 are more fully presented in the Proxy Statement. The Board of Directors has fixed the close of business on March 6, 1995 as the record date for determining those stockholders who will be entitled to vote at the meeting. A list of stockholders will be kept at the principal executive offices of Amdahl Corporation for ten days before the meeting. The transfer books will not be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding shares of Amdahl Corporation common stock, par value of $0.05 per share, is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person if you attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Bruce J. Ryan

BRUCE J. RYAN
Senior Vice President, Chief Financial Officer and Corporate Secretary

                      PROXY STATEMENT

                 Annual Meeting of Stockholders

                       Amdahl Corporation
                           May 4, 1995


     These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of Amdahl Corporation, a Delaware corporation ("Amdahl" or the "Company"), for the Annual Meeting of Stockholders of Amdahl (the "Annual Meeting") to be held at 11:00 a.m. on May 4, 1995 at the Fairmont Hotel, 170 South Market Street, San Jose, California, and for any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials were first mailed to stockholders on or about March 23, 1995. The address of the principal executive office of Amdahl is 1250 East Arques Avenue, Sunnyvale, California 94088-3470.

     Amdahl will bear the entire cost of soliciting proxies. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and expenses may be reimbursed. Directors, officers or regular employees of Amdahl may solicit proxies in person or by telephone or telegraph and will receive no additional compensation for these services.

     It is important that proxies be returned promptly.
Stockholders are requested to complete, sign, date and return the proxy in the enclosed self-addressed envelope.

     Securities and Exchange Commission ("SEC") rules require that an annual report precede or be included with proxy materials. However, stockholders with multiple accounts may be receiving more than one annual report, which is costly to Amdahl and may be inconvenient to these stockholders. Stockholders may discontinue receiving extra reports by marking the appropriate box on the proxy card for the accounts selected. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future Proxy Statements and proxy cards. To resume the mailing of an annual report to an account, please call the Amdahl stockholder service number, 800-524-4458, at Bank of New York.


                             VOTING

     Shares of Amdahl common stock, par value of $.05 per share ("common stock"), represented by proxies in the accompanying form, which are properly executed and returned to Amdahl before the Annual Meeting, will be voted at the meeting in accordance with the stockholders' instructions contained in the proxies. In the absence of contrary instructions, proxies representing these shares will be voted: FOR the nominees listed herein, FOR items 2 through 5, AGAINST items 6 and 7 and in the discretion of the proxy holders on such other matters as may properly come before the meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting.

     It is Company policy that proxies, ballots and voting tabulations be kept confidential except: (i) when disclosure is necessary to meet applicable legal requirements; (ii) to assert or defend claims for or against the Company; (iii) when disclosure is expressly requested by a stockholder; (iv) the stockholder has made written comments on a proxy card; or (v) during a contested election for the Board of Directors. It is also Company policy that the tabulators and inspectors of election be independent. Bank of New York has been appointed as the Company's independent tabulators and inspectors of election.

     The close of business on March 6, 1995 was the record date for stockholders entitled to notice of and voting rights at the Annual Meeting. Shares of common stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record will have one vote for each share held on the matters to be voted on. Stockholders are entitled to cumulate their votes for the election of directors. Cumulative voting enables a stockholder to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected (i.e. eleven) multiplied by the number of votes to which the stockholder is entitled, or the stockholder may distribute these votes among as many nominees as he or she chooses. The proxies which withhold authority to vote as to specific directors shall not be deemed to cast votes for any other directors unless, in order to effect the election of the eleven nominees, it is necessary to cumulate votes to elect such other directors. The proxy holders shall not cumulate votes for any other purpose. The eleven candidates receiving the highest number of votes will be elected. Abstentions and broker non-votes are included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in determining the number of shares voted on proposals presented to stockholders, whereas broker non-votes are not counted. The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the meeting is required to approve items 2 through 7.

     As of the record date, March 6, 1995, there were 117,504,131 shares of common stock outstanding.


                     PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Amdahl common stock as of March 6, 1995 for each person who is known by Amdahl to beneficially own 5 percent or more of the outstanding shares of the common stock:

                                     Number         Approximate
    Name and Address                of Shares     Percent Owned
    ----------------                ---------     -------------
    FMR Corp. (1)                   8,793,050          7.48%
     82 Devonshire Street
     Boston, Massachusetts 02109

    Fujitsu Limited (2)            51,811,664          44.09%
     6-1 Marunouchi 1-chome
     Chiyoda-ku
     Tokyo, 100 Japan

- -------------------------

(1) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission dated February 13, 1995, as of December 31, 1994, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 8,769,922 shares as investment adviser to several investment companies (the "Funds"). The ownership of one of the Funds, Fidelity Magellan Fund (principal business office: 82 Devonshire Street, Boston, Massachusetts 02109) amounted to 8,248,400 shares. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. and the Funds each has power to dispose of 8,769,922 shares owned by the Funds. The power to vote these shares resides with the Funds' Board of Trustees, which has established written guidelines used by Fidelity in carrying out the voting of these shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank (principal business office: 82 Devonshire Street, Boston, Massachusetts 02109) ("FMTC"), is the beneficial owner of 23,128 shares as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over the 23,128 shares owned by FMTC. Edward C. Johnson 3d and Abigail
P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.

(2) Fujitsu Limited ("Fujitsu") has sole dispositive and voting power over these shares. In addition to its share ownership, Fujitsu, a manufacturer of computers, telecommunication systems and equipment, and semiconductor and other advanced electronic components, has extensive business relationships with Amdahl. See "Compensation Committee Interlocks and Insider Participation".


              CERTAIN INFORMATION WITH RESPECT TO
                DIRECTORS AND EXECUTIVE OFFICERS

     At the Annual Meeting, stockholders will elect eleven directors to hold office until the next Annual Meeting and until their respective successors are duly elected and qualified. The current Board of Directors' nominees for election as directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the eleven nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee that the present Board of Directors designates to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively to assure the election of as many of the nominees listed below as possible. If this situation occurs, the proxy holders will determine the distribution of votes among the nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees to Board of Directors
                                                               Director   Age at
                                                               of Amdahl  February 1,
Name                    Principal Occupation                   Since      1995
- -----------             --------------------                   ---------  ----------
John C. Lewis           Chairman of the Board,                   1977        59
                        Amdahl Corporation

E. Joseph Zemke         President, Chief Executive Officer and   1987        54
                        Director, Amdahl Corporation

Keizo Fukagawa          Managing Director, Fujitsu Limited       1992        58

Michael R. Hallman      President and Founder,                               49
                        The Hallman Group

E. F. Heizer, Jr.       Private Investor and Business            1972        65
                        Consultant

Kazuto Kojima           Director of the Board, General Manager   1993        52
                        Corporate Marketing and Strategy and
                        General Manager of Digital Media
                        Group, Fujitsu Limited

Burton G. Malkiel       Chemical Bank Chairman's Professor of    1981        62
                        Economics, Princeton University

George R. Packard       Professor and Director,                  1987        62
                        Reischauer Center for East Asian
                        Studies, School of Advanced
                        International Studies, The Johns
                        Hopkins University

Walter B. Reinhold      Chairman of the Board,                   1981        70
                        Varco International, Inc.

Takamitsu Tsuchimoto    Director of the Board, General Manager   1993        54
                        of Electronic Devices Group and
                        General Manager of CAD Group,
                        Fujitsu Limited

J. Sidney Webb          Chairman of the Board,                   1984        75
                        The Titan Corporation

    Mr. Lewis was elected Chairman of the Board in 1987. He was President of Amdahl from 1977, when he joined the Company, until 1987. He was the Company's Chief Executive Officer from 1983 until 1992. He is a director of Cypress Semiconductor and Vitesse
Semiconductor Corporation.

     Mr. Zemke was elected President in 1987 and has been the Company's Chief Executive Officer since 1992. He was the Chief
Operating Officer from 1985, when he joined the Company, until 1992.

     Mr. Fukagawa has been with Fujitsu since 1960. After having held managerial positions in a variety of departments and divisions, he held the office of General Manager of the Accounting Division from 1986 to 1989, and was appointed as a Director of the Board of Fujitsu Limited in 1989. He was appointed as a Managing Director of Fujitsu Limited in 1992 and is now responsible for all Corporate Affairs.

     Mr. Hallman is the founder and President of The Hallman Group, a management consulting firm which focuses on marketing, sales, business development and strategic planning for the information systems industry. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from 1990 until 1992, and Vice President of the Boeing Company and President of Boeing Computer Services from 1987 until 1990. From 1967 until 1987, he worked for IBM Corporation in various sales and marketing executive positions. Mr. Hallman is currently a director of Intuit; In Focus Systems, Inc.; Timeline Inc.; and Keytronics Corporation, as well as a number of private hardware and software technology startups. He provided consulting services to Amdahl in 1994. See "Certain Transactions" for additional information regarding Mr. Hallman.

     Mr. Heizer is engaged in the formation and development of businesses from both a management and investment standpoint. He was Chairman of the Board of Directors and Chief Executive Officer of Heizer Corporation, a business development firm, from 1969 until 1985. Mr. Heizer is currently a director of Chesapeake Energy Corporation and Material Sciences Corporation. He is also a Director of a number of private companies. He has been Chairman of Amdahl's Audit Committee since 1974.

     Mr. Kojima has been with Fujitsu since 1965. He has held multiple managerial positions in various departments and divisions. In 1993 he was appointed General Manager of Corporate Marketing and Strategy and in 1994 he was appointed as a Director of the Board of Fujitsu and General Manager of Digital Media Group.

     Dr. Malkiel has been Chemical Bank Chairman's Professor of Economics at Princeton University since 1988. Dr. Malkiel was Dean of the Yale School of Organization and Management from 1981 through 1987. Dr. Malkiel served on President Ford's Council of Economic Advisors. He is currently a director of Baker Fentress Inc.; the Jeffrey Co.; Prudential Insurance Company; Southern New England Telecommunications Co.; and the Vanguard Group of Investment Companies.

     Dr. Packard is Professor and Director of the Reischauer Center for East Asian Studies of the School of Advanced International Studies at the John Hopkins University. He was Dean of the School from 1979 through 1993. Since 1994 he has concurrently served as Professor and Director of the Reischauer Center and Visiting President of the International University of Japan. Prior to entering academe, he was a journalist with Newsweek Magazine (1965-1967), the Philadelphia Bulletin (1967-1968), and editor of the Philadelphia Evening and Sunday Bulletin (1968-1975). From 1976 to 1979 he was Deputy Director of the Woodrow Wilson International Center in Washington, D.C. He is currently a director of the Mercantile-Safe Deposit and Trust Funds; the Offitbank in New York City; GRC International Corp.; and the Japan-America Institute of Management Science, in Honolulu.

     Mr. Reinhold has been Chairman of the Board since 1976, and was Chief Executive Officer from 1976 to 1991, of Varco International, Inc., a manufacturer of oil tools, drilling systems, flow-control devices and electronic instrumentation systems for the oil and gas well drilling and production industry. He currently is a member of the Board of Directors of Revco D.S., Inc. and The Petroleum Equipment Suppliers Association. Mr. Reinhold was Chairman of Amdahl's Compensation and Benefit Plan Administration Committees from 1983 through 1992. He was appointed Chairman of the new Compensation Committee and Human Resources Advisory Committee in January 1993.

     Mr. Tsuchimoto has been with Fujitsu since 1963. He has held managerial positions in a variety of departments and divisions. He was appointed General Manager of the Technology Development Group in 1990. In 1994 he was appointed as General Manager of the Electronic Devices Group and General Manager of the CAD Group. In addition, he has been serving as Director of the Board of Fujitsu Limited since 1992.

     Mr. Webb has been Chairman of the Board since 1984 of The Titan Corporation, a supplier of high technology products to industrial companies and the defense industry, and an independent consultant since his retirement in 1982 from TRW-Fujitsu Co., a joint venture between Fujitsu and TRW, Inc. From 1980 to 1982, Mr. Webb was President of TRW-Fujitsu Co. In addition, he was a director of TRW from 1966 until 1981. Mr. Webb is a director of EIP Microwave, Inc. and Plantronics, Inc.

     See "Principal Stockholders" and "Compensation Committee
Interlocks and Insider Participation" for additional information regarding Fujitsu. See "Certain Transactions" for additional information regarding Michael R. Hallman.

Security Ownership

     The following table sets forth the beneficial ownership of common stock of Amdahl as of March 6, 1995 by each director and nominee, the chief executive officer and the four other most highly compensated executive officers, and all directors and executive officers as a group.


                                                 Number of   Approximate
     Name                                        Shares(1)   Percent Owned
     -------------------                         ---------   -------------
     John C. Lewis . . . . . . . . . . . . .      430,323         *
     E. Joseph Zemke . . . . . . . . . . . .      353,704         *
     Keizo Fukagawa (2). . . . . . . . . . .        7,500         *
     Michael R. Hallman. . . . . . . . . . .        -0-           *
     E. F. Heizer, Jr. . . . . . . . . . . .       19,000         *
     Kazuto Kojima (2) . . . . . . . . . . .        2,500         *
     R. Stanley Laing. . . . . . . . . . . .       13,000         *
     Burton G. Malkiel . . . . . . . . . . .       12,451 (3)     *
     George R. Packard . . . . . . . . . . .       11,000         *
     Walter B. Reinhold. . . . . . . . . . .       89,605         *
     Takamitsu Tsuchimoto (2). . . . . . . .        2,500         *
     J. Sidney Webb. . . . . . . . . . . . .       15,000         *
     David B. Wright . . . . . . . . . . . .       51,467         *
     David L. Anderson . . . . . . . . . . .       61,463         *
     Orval J. Nutt . . . . . . . . . . . . .       81,400         *

     All current directors and executive
       officers as a group (23 persons)         2,855,174       2.43%

- ------------------------
*    Less than 1 percent

(1) These shares are subject to the sole voting and investment power of the indicated person(s). The figures include shares that could be purchased by exercise of options within 60 days of March 6, 1995 and held by: Mr. Lewis, 315,800 shares; Mr. Zemke, 228,400 shares; Mr. Fukagawa, 7,500 shares; Mr. Heizer, 11,000 shares; Mr. Laing, 11,000 shares; Dr. Malkiel, 11,000 shares; Dr. Packard, 10,500 shares; Mr. Reinhold, 11,000 shares; Mr. Webb, 11,000 shares; Mr. Wright, 24,920 shares; Mr. Anderson, 47,000 shares; Mr. Nutt, 70,600 shares; and all current directors and executive officers as a group, 1,907,880 shares.

(2) See "Principal Stockholders" for information regarding securities held by Fujitsu.

(3) Includes 1,000 shares held by the Jonathan P. Malkiel Trust of which Dr. Malkiel is a trustee, with shared voting, but sole investment power.


Board Meetings and Committees

     The Board of Directors held four meetings during 1994.

     The Board has an Audit Committee, a Compensation Committee and a Human Resources Advisory Committee.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. This committee, currently consisting of Messrs. Fukagawa, Heizer and Laing and Dr. Malkiel, held three meetings during 1994. Mr. Fukagawa attended fewer than 75 percent of the meetings.

     The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and administering the Company's employee benefit programs. It held four meetings during 1994, and currently consists of Messrs. Reinhold, Kojima and Webb and Dr. Packard.

     The Human Resources Advisory Committee is to serve as a forum for (i) discussion of human resource strategy for the Company; (ii) evaluation of the Company from an employee perspective; (iii) planning senior level succession; (iv) consideration and assessment of human resource management practices; and (v) consideration of significant new personnel programs. The Human Resources Advisory Committee will periodically present its findings and recommendations to the Board or to the Compensation Committee for consideration and implementation. This committee, currently consisting of Messrs. Kojima, Reinhold, Lewis and Webb and Dr. Packard, held one meeting during 1994.

Director Compensation

     Each non-employee director receives an annual fee of $20,000 and $1,000 for full-day and $500 for half-day attendance at Board and committee meetings, and is reimbursed for expenses incurred in connection with these meetings. Of these fees, $72,500 earned in 1994 by Messrs. Fukagawa, Kojima and Tsuchimoto was paid to Fujitsu. These amounts are not included in the payments to Fujitsu discussed under "Compensation Committee Interlocks and Insider Participation". Directors may defer all or part of their compensation to selected later years to be paid with interest at a specified formula rate, on a lump sum or annual installment basis.

     Each non-employee Board member will also receive annual option grants for shares of the Company's common stock pursuant to the Automatic Option Grant Program in effect under the Company's 1994 Stock Incentive Plan. Accordingly, on May 5, 1994, an automatic option grant for 5,000 shares of common stock was made to each individual re-elected as a non-employee Board member at the Annual Meeting of Stockholders held on that date, provided such individual had served as a non-employee Board member for at least twelve months. Each grant has an exercise price of $7.125 per share, the fair market value on the grant date, and a maximum term of ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the original exercise price, in the event the optionee should cease Board service prior to vesting in the shares. The option will vest annually in two equal and successive installments over the optionee's period of continued Board service, with the first installment to vest one year after the automatic grant date. However, the option will automatically vest in full upon (i) certain changes in control or ownership of the Company or
(ii) the death or disability of the optionee while serving as a Board member. For further information concerning the Automatic Option Grant Program, see "Approval of Amendments to the 1994 Stock Incentive Plan".

     The 1994 Stock Incentive Plan also contains a special stock acquisition program for the non-employee Board members pursuant to which they may elect to apply all or any portion of their annual retainer fee to the purchase of unvested shares of common stock. None of the non-employee Board members applied their annual retainer fee for the 1994 fiscal year to the acquisition of shares under this program.


Compensation Committee Interlocks and Insider Participation

     Messrs. Reinhold, Kojima and Webb and Dr. Packard, all non-employee members of the Board, comprise the Compensation Committee.

     Mr. Kojima is  Director of the Board, General Manager of
Corporate Marketing and Strategy and General Manager of Digital
Media Group of Fujitsu.

     Amdahl purchases both components and subassemblies for its computer systems as well as certain other equipment and supplies from Fujitsu. The aggregate amount of these purchases during 1994 was approximately $219 million. The Company has been advised by Fujitsu that because of the difficulty of allocating expenditures for research and development, creation of new manufacturing facilities, and general and administrative costs for the production of the computer subassemblies and other equipment sold by Fujitsu to the Company, it is difficult to determine the relative profitability of such sales. However, subject to the foregoing uncertainties, Fujitsu believes that the profitability of these sales is approximately equivalent to the profitability of sales by Fujitsu of computer products to customers in which it has no ownership interest. Although some of the materials and other equipment are custom manufactured by Fujitsu for Amdahl and are not available from third parties, Amdahl believes that the prices it pays Fujitsu for these products are comparable to those it would pay to an unaffiliated supplier.

     Amdahl has committed to purchase a minimum number of certain components, subassemblies and other equipment from Fujitsu. On December 30, 1994 the aggregate remaining commitment for these materials and equipment was approximately $126 million. Delivery of these materials and other equipment, and the related payments, is generally expected to occur during 1995. In addition, Fujitsu supplies Amdahl with services and material related to the Company's development of current and future products, including the 5995 Series of processors. The Company charged engineering and development expense for approximately $6 million in 1994 relating to these efforts.

     Amdahl has also entered into agreements with Fujitsu or certain of its subsidiaries for the distribution of Amdahl computer systems in Brazil, Japan, Malaysia and Spain. In 1994 Amdahl recognized approximately $39 million in revenue from equipment sales to Fujitsu.

     In 1993 Amdahl and Fujitsu entered into an agreement pursuant to which Amdahl and Fujitsu agreed to participate in the joint development of the Company's next generation of IBM compatible systems. Under the agreement, Fujitsu will undertake primary responsibility for the design and manufacture of these systems.

     In January 1994 the Company and Fujitsu entered into an agreement under which Fujitsu would provide loans to the Company in an aggregate amount not to exceed $100,000,000. On December 30, 1994, $80 million in principal and $1 million in interest was outstanding under this agreement. In 1994 the interest expense associated with the loan was approximately $4 million.


                      CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider
Participation" for information regarding Fujitsu.

     Michael R. Hallman, who was nominated by the Board of Directors on January 26, 1995, to serve as a member of the Board effective at the 1995 Annual Meeting if he is elected by the stockholders, received $163,486 in consulting fees and expense reimbursement from Amdahl in fiscal year 1994.


                  COMPLIANCE WITH SECTION 16(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities. Officers, directors and greater than 10 percent stockholders are required to furnish the Company with copies of all reports they file.

     Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements for the fiscal year ended December 30, 1994 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders, with the following exceptions: (i) Walter B. Reinhold, member of the Board of Directors, made one late filing of a Form 4 relating to one transaction; (ii) Bruce J. Ryan, Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company, had a discrepancy in the share ownership amount shown on his Form 3, which was subsequently amended; and (iii) Edward F. Thompson, former Vice President, Chief Financial Officer and Secretary of the Company, made one late filing of a Form 4 relating to one transaction.


                     EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the last three fiscal years ended December 25, 1992, December 31, 1993 and December 30, 1994:

                                SUMMARY COMPENSATION TABLE



                                                                      LONG TERM
                                                                      COMPENSATION
                         ANNUAL COMPENSATION                          AWARDS
                   --------------------------------      --------------------------------
                                             Other                    Securities
Name and                                     Annual      Restricted   Underlying   All Other
Principal                                    Compen-     Stock        Options/     Compen-
Position           Year  Salary($) Bonus($)  sation($)   Awards($)(1) SARS(#)   sation($)(2)
- --------           ---   --------  -------   --------    -----------  ---------- ---------
E. Joseph Zemke
Chief Executive
Officer            1994  $644,361  $900,000               $695,000           0    $265,107
                   1993  $616,366        $0                     $0     156,000      $3,538
                   1992  $521,172        $0               $175,750      78,000      $3,433

John C. Lewis
Chairman of
the Board          1994  $660,036  $250,000                     $0         -0-    $210,635
                   1993  $660,036        $0                     $0     148,000      $3,538
                   1992  $641,192        $0                     $0     109,000      $3,433

David B. Wright (3)
Vice President &
General Manager    1994  $301,823   $280,000  $238,472 (4)      $0         -0-    $100,969
                   1993  $253,491    $63,000   $59,322     $62,400      96,300      $3,538

David L. Anderson
Vice President &
General Manager    1994  $290,426   $265,000                    $0         -0-    $100,066
                   1993  $252,794    $65,000               $62,400      75,500          $0
                   1992  $189,120         $0                    $0      50,000          $0

Orval J. Nutt
Vice President &
General Manager    1994  $269,650   $245,000                    $0         -0-     $96,349
                   1993  $241,480    $44,000               $62,400      63,500      $3,538
                   1992  $208,336         $0              $114,275      56,000      $3,433

- ---------------

(1) Restricted shares, subject to the Company's repurchase rights, were held by the following named executive officers with an aggregate value (closing price less consideration paid) as of December 30, 1994: Mr. Zemke, 111,000 shares, $1,215,450; Mr. Wright, 11,000 shares, $120,450; Mr.Anderson,
8,000 shares, $87,600; and Mr. Nutt, 12,200 shares, $133,590.
Mr. Zemke was awarded 100,000 shares in 1994, on which the Company's repurchase rights will lapse on January 26, 1995 for 10,000 shares, January 26, 1996 for 10,000 shares, January 26, 1997 for 15,000 shares, January 26, 1998 for 15,000 shares, January 26, 1999 for 25,000 shares and January 26, 2000 for 25,000 shares. The repurchase rights will however lapse on 50% of the remaining restricted shares should the fair market value of the Company's common stock average or exceed $15 per share for three continuous months. Likewise, the repurchase rights shall lapse on 100% of the remaining restricted shares should the fair market value of the Company's common stock average or exceed $20 per share for three continuous months. He was also awarded 10,000 shares in 1992, and 25,000 shares in 1990, on which the Company's repurchase rights will lapse in 20 percent increments over five years from the award date. Mr. Wright, Mr. Anderson and Mr. Nutt were each awarded 12,000 shares in 1993, on which the Company's repurchase rights will lapse in 33 percent increments over three years from the award date. Mr. Nutt was awarded 7,000 shares in 1992, on which the Company's repurchase rights will lapse in 20 percent increments over five years from the award date.

Repurchase rights become exercisable by the Company upon an officer's termination of employment and allow the Company to repurchase, at the original purchase price paid by the officer to the Company, any restricted shares as to which the repurchase rights have not yet lapsed. Shares subject to the Company's repurchase rights have the same dividend rights as all other outstanding shares of the Company's common stock held by the stockholders.

(2) Amounts reported as All Other Compensation for the 1994 fiscal year for each of the named executive officers include
(i) Company matching contributions to the Employee Savings Plan in the amount of $2,250 per officer and (ii) awards allocated to the short-term and long-term accounts maintained for each officer under the Executive Incentive Performance Plan. The allocation to the short-term accounts of: Mr. Zemke for $138,797; Mr. Lewis for $109,701; Mr. Wright for $51,313;
Mr. Anderson for $50,410; and Mr. Nutt for $46,693 will be paid in 25 percent increments over the next four years, provided the executive remains in the Company's employ. The allocation made to the long-term account of each officer was as follows: Mr. Zemke, $124,060; Mr. Lewis, $98,684; Mr. Wright, $47,406; Mr. Anderson, $47,406; and Mr. Nutt, 47,406.
The long-term account will be paid out to each named executive officer upon his termination of employment, to the extent the executive is vested in his long-term account at that time.
For further information concerning the vesting and payout of accounts under the Executive Incentive Performance Plan, see "Employment Contracts and Termination of Employment Agreements" .

(3) Mr. Wright was first designated as an Executive Officer by the Board of Directors on August 5, 1993.

(4) Other Annual Compensation reported for Mr. Wright is comprised of three principal items. The first item in the amount of $106,073 related primarily to Mr. Wright's international service in the United Kingdom, including reimbursement of international housing costs in the amount of $63,334, an international service premium of $18,082 and an international goods and service differential allowance of $12,413. The second principal item is $98,600 of tax reimbursement payments which the Company made to Mr. Wright pursuant to the Company's tax equalization program for international assignees. The third item is $33,799 related to the Company's forgiveness of outstanding indebtedness owed by Mr. Wright and includes $20,680 of forgiven principal, $1,137 of forgiven interest and a payment in the amount of $11,982 to cover the income tax withholding liability incurred by Mr. Wright in connection with the forgiveness.


Option Exercises and Holdings

     The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR-END OPTION VALUES(1)

                                                          Number of
                                                          Securities       Value of
                                                          Underlying       Unexercised
                                                          Unexercised      In-the-Money
                                                          Options at       Options at
                                                          FY-End           FY-End ($)(2)
                   Shares Acquired    Value               Exercisable/     Exercisable/
Name               on Exercise (#)    Realized ($)(3)     Unexercisable    Unexercisable
- ----------         ---------------    ---------------     -------------    -------------
E. Joseph Zemke             0                  0        252,800/164,000  $710,425/$762,400
John C. Lewis          21,200            $50,350        295,400/175,600  $670,738/$751,575
David B. Wright             0                  0         24,920/ 65,380  $153,685/$404,653
David L. Anderson           0                  0         61,400/ 70,100  $260,194/$385,713
Orval J. Nutt               0                  0         70,500/ 62,500  $283,709/$332,863

(1) No stock appreciation rights have been granted to date.

(2) Fair market value at fiscal year end ($10.9375) less exercise price.

(3)  Fair market value at time of exercise less exercise price.


Employment Contracts and Termination of Employment Agreements

     The Company currently has no employment contracts with any of its named executive officers. However, the Company has implemented the Executive Incentive Performance Plan, which provides benefits some of which are not payable until termination of employment. Under this plan executive officers and other key employees may receive incentive awards each year based upon the Company's progress in achieving long-term business objectives. The aggregate annual award for all plan participants may not exceed 2 percent of the Company's consolidated pre-tax earnings for the year. The annual award is allocated to two separate components in effect under the plan: a short-term incentive program and a long-term income accumulation program. Allocations to the short-term program are based upon each participant's compensation (salary and bonus) for the year, with vesting and payout to occur generally over four years beginning one year after the award date.

     The long-term income accumulation program is designed to create a source of retirement income for each participant in the plan. The Compensation Committee determines the dollar amount of the retirement income target applicable to each participant and periodically adjusts that target as circumstances change. The long-term component of each annual award to the plan is allocated to each participant's long-term account in proportion to his or her share of the aggregate retirement income targets in effect for all participants at that time. Vesting in this account (including the individual retirement income target) will begin upon the latest to occur of (i) the participant's completion of ten years of service with the Company, (ii) the attainment of age 55 or (iii) the attainment of combined age and years of service totalling 70. At that time, the participant will initially vest in the portion of the long-term account equal to his or her years of service multiplied by 5 percent and will vest in an additional 5 percent upon completion of each additional year of service thereafter. Mr. Zemke's account was modified in 1994, so that it will fully vest when he reaches age 60. No payments will be made from the participant's account until termination of service, and the payment at that time may be made either in a lump sum or in annual installments in accordance with the participant's prior election. Special vesting provisions will apply in the event the participant's service with the Company terminates by reason of death or disability. In addition, the participant may receive the entire balance credited to his or her long-term account upon termination of service in the event that such balance is less than the portion of the retirement income target in which the participant is vested at that time.

     No trust fund or other segregated account has been established as an actual funding vehicle for the payment of the participant's long-term account, and the account is simply a record entry upon the Company's books. Accordingly, each participant is a general creditor of the Company with respect to his or her unpaid account balance.

     On May 4, 1994 the Compensation Committee adopted Corporate Officer Severance Guidelines ("Severance Guidelines") which apply to the Executive Officers and Corporate Vice Presidents of the Company (collectively, "Corporate Officers") in the event of a termination resulting from a change in control or an involuntary termination for reasons other than cause. A change in control would include: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) a sale, transfer or other disposition of all Company assets; (iii) a reverse merger in which the Company becomes a subsidiary of another corporation; (iv) an acquisition of 25 percent of the voting power of the Company's outstanding securities; (v) an acquisition of sufficient shares which increases the total holdings of a person or group to more than 50 percent of the outstanding securities; (vi) an acquisition of sufficient stock to elect an absolute majority of the Board of Directors; or (vii) a hostile take-over. Under the Severance Guidelines, severance benefits will be provided for a terminated Corporate Officer for a period ranging from a minimum of one year, in the event of an involuntary termination in the absence of any change in control, to a maximum of two years should the involuntary termination occur in connection with such a change. However, no severance benefits will be paid if the Corporate Officer's employment is terminated for cause. During the applicable severance period, the Corporate Officer will receive the following severance benefits: (i) continuation of base salary; (ii) the average bonus that would have been paid to an officer in a comparable position on the basis of the Company's attainment of the performance goals established for the fiscal year or years coincident with the severance period; (iii) continued health care and life insurance coverage; (iv) vesting of outstanding stock options and restricted stock awards; (v) vesting and pay-out of installments from the Corporate Officer's short-term account under the Executive Incentive Performance Plan; and (vi) continued vesting in the Corporate Officer's long-term account under the Executive Incentive Performance Plan, with subsequent payout of the vested benefit upon the individual's eligibility for benefit distribution under the plan.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee of the Board of Directors is responsible for the administration of the compensation programs for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is linked to both Company and individual performance. Accordingly, a substantial portion of the compensation paid to each executive officer is comprised of various components based upon individual achievement and Company performance, such as pre-tax profit, attainment of predetermined goals and the improvement in the market price of the Company's stock.

     The Committee met four times during 1994. At the beginning of the year the Committee reviewed the final recommendations from the independent consultant retained to assess the appropriateness of the executive officer compensation programs. In evaluating the consultant's recommendations, the Committee took into account the need to continue the restructuring of the Company, the ongoing need to redirect the business and product strategy of the Company and the need to return to and maintain profitability.

     The principal findings of the review are summarized below:

     * The challenges faced by the Company and the market trends identified indicate that an increased percentage of compensation should be tied to the Company's attainment of established performance goals.

     * The variable portion of compensation should be greater than currently allowed for in the existing programs, and base salaries should be targeted over time at a level closer to the median of the market rather than the traditional 75th percentile practice.

     * Bonuses should correspond to performance against specific goals.

     * The link between the increase in stockholder value and the long term incentive program should be strengthened.

     * To provide for an appropriate succession of senior executives, the standard terms governing the vesting of benefits under the Executive Incentive Performance Plan should be modified for the CEO position to allow for full vesting at age 60.

     It was also determined that the Compensation Principles, as stated below, were still appropriate.


Compensation Principles

     The design and implementation of all executive compensation programs are based on a series of guiding principles derived from Company values, business strategy and management requirements.
These principles may be summarized as follows:

     * Attract and retain key executives essential to the long-term success of the Company.

     * Reward executives for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

     * Provide direct linkage between the compensation payable to executives and the Company's attainment of annual and long-term financial goals and targets.

     * Emphasize reward for performance at the individual, team and corporate level.


Base Salary

     Company performance plays a minimal role in the determination of base salary. The base salary for each executive officer is based on several factors, including, importance of the function performed, the scope of responsibility and the salary levels in effect for comparable positions with the Company's principal competitors. The weight given to each of these factors may vary from individual to individual. In general, base salary is determined to be competitive with the base salary levels paid by a peer group of companies within the Company's industry which the Committee has identified for comparative compensation purposes.
The base salary levels in effect for the Company's executive officers for the 1994 fiscal year ranged from the 50th percentile to the 75th percentile of the surveyed salaries for the peer group companies. 34 of the peer group companies are included in the Standard & Poor's Computer Systems Index (the "S & P Index") which has been chosen as the Company's industry index for purposes of the Company Stock Price Performance graph which follows this report.
In selecting the peer group companies to survey for comparative compensation purposes, the Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure. For this reason, the number of companies surveyed for compensation data was less than the number of companies included in the S & P Index.


Annual Bonus

     Annual bonuses for the 1994 fiscal year were calculated by the use of a structured formula that used the following components:

*    Company Financial Performance

     Each year the Board approves the pre-tax profit goals for the Company, and operating income and revenue goals for each line of business. The Company's performance against these goals is assessed by the Committee at the close of the year. The financial performance component of the annual bonus is based on the percent of the pre-tax profit goal achieved (or, for some executives, percent of the operating income or revenue goal achieved for a line of business). The award scale is nonlinear and provides the maximum award for above target performance while reducing the award for below target performance. The financial performance component is not paid if less than 75% of the goal is achieved, and the maximum bonus will be paid only if 125% or higher of the goal is achieved.

     The financial performance component of the CEO's bonus may be equal to 30% of salary if 75% of the goal is achieved, 75% of salary at 100% goal achievement, and 112.5% of salary at 125% or higher goal achievement. For other senior officers, this component of bonus may be equal to 10% of salary at 75% goal achievement, 37.5% of salary at 100% goal achievement, and 75% of salary at 125% goal achievement.

*    Individual Performance

     Each executive officer's individual performance is measured against goals established for that individual in various areas, including leadership, planning, management and innovation. The weight assigned to each of these factors varies from individual to individual. The individual performance component of the CEO's annual bonus may be equal to 25% of salary at 100% goal achievement and may go up to a maximum of 37.5% of salary at higher than 100% goal achievement. This component for other senior officers may be equal to 12.5% of salary at 100% goal achievement and may go up to a maximum of 25% of salary at higher than 100% goal achievement.

*    Summary

     Bonuses paid to the named executive officers were based on the above components. All of the company financial performance goals applicable to each of the named executive officers was exceeded. Achievement of individual performance goals varied from individual to individual.


Long Term Incentives

     Long term incentives are provided primarily through annual option grants, as well as by supplemental option grants, restricted stock awards, and participation in an income accumulation program funded out of the Company's pre-tax profits. These incentives are intended to motivate the executive officer to improve long term Company performance. All options currently outstanding were granted with an exercise price equal to the market price on the grant date and will be of no value unless the market price of the Company's common stock appreciates, thereby aligning a part of the executive officer's compensation with the return realized by stockholders.

*    Stock Options

     Stock option grants are designed to create meaningful stock ownership for key employees of the Company. The Committee has established general guidelines for granting options to executive officers, which target a fixed number of unvested option shares based on an individual's current position with the Company, comparability with grants made to other Company executives and an individual's potential for growth within the Company, i.e. future responsibilities and possible promotions over the option term. These general guidelines determine a multiple of the individual's salary level which may be represented by the value of unvested options. To maintain the targeted unvested position, regular grants of options will normally be made. The guidelines and the granting of options within these guidelines are not normally based on Company performance. The Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option grant as circumstances warrant.

     Each grant allows the executive officer to acquire shares of the Company's common stock at a fixed price per share (traditionally the fair market value on the grant date) over a specified period of time (up to fifteen years). The option generally vests in equal installments over a period of five years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company and the market price of the underlying securities appreciates over the option term.

*    Restricted Stock

     Awards of restricted stock are not made by reference to formulas or guidelines but are provided solely at the Committee's discretion. Restricted stock is awarded under limited circumstances, such as, to recognize a significant contribution to the Company's performance, to provide an incentive to achieve performance objectives or in connection with a significant promotion. The vesting schedules for restricted stock awards are tailored to meet the particular purposes of the awards, unlike the more uniform vesting schedules utilized for stock option grants.

     Restricted stock was awarded only to the Company's CEO during 1994, which is discussed below under "CEO Compensation".


Executive Incentive Performance Plan

     The Executive Incentive Performance Plan is designed to retain key executives and to provide retirement income for them through their participation in an income accumulation program funded out of the Company's pre-tax profits. This plan has two separate components: a short-term incentive program which provides for vesting and payout in four equal annual installments beginning one year after the award, and a long-term income accumulation program. This latter program serves as the vehicle to meet the specific retirement income target which the Committee has established for each participant, and vesting in this benefit will occur as the age and years of service requirements of the plan are met.

     Actual allocations to the two programs will occur only if the Company's operations are profitable. Amounts awarded to named executive officers for 1994 are included in the "All Other Compensation" area of the Summary Compensation Table, with details provided in the footnote thereto. See "Employment Contracts and Termination of Employment Agreements" for additional information about the plan.


CEO Compensation

     In setting the compensation payable to the Chief Executive Officer, Mr. E. Joseph Zemke, the Committee's goal is to provide a package which is competitive with other companies in the industry and which at the same time ties a significant percentage of his compensation to positive Company performance and stock price appreciation. In general, the factors utilized in determining Mr. Zemke's compensation are similar to those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals has a greater impact on his total compensation.

     An independent review of CEO compensation was concluded by an individual compensation consultant during 1994. The total compensation packages for CEOs of 34 high technology companies were reviewed. These companies form the same peer group taken into account for comparative compensation purposes for all of the Company's other executive officers. Recommendations of the consultant included:

     * Target Mr. Zemke's base salary closer to the 50th percentile of the market.

     * Place greater emphasis on the Company performance components of his compensation package and award bonuses only if a certain percentage of performance goals are achieved, in accordance with the bonus plan previously described.

     * Increased stock ownership should be considered to further align the interests of management with those of the stockholders, to improve the competitive positioning of the Company and to provide for increased individual net worth through market appreciation.

     * Modify the vesting of benefits for the CEO under the Executive Incentive Performance Plan to allow for full vesting at age 60.

     In establishing Mr. Zemke's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year, and not to have this particular component of compensation affected to a significant degree by Company performance. His base salary for the 1994 fiscal year approximates the 50th percentile of reported base salaries for Chief Executive Officers from the peer group.

     The next component of Mr. Zemke's compensation package, his annual bonus, was based on Company financial performance and individual goal achievement, as described under "Annual Bonus" above. Because Company pre-tax profits exceeded 125% of goal, the company financial performance component of his bonus was 112.5% of salary. Also, based on Mr. Zemke exceeding 100% of his individual performance goals this component of his bonus was equal to 26.8% of salary.

     The long term incentive component of Mr. Zemke's compensation during 1994 was an award of 100,000 restricted shares made by the Committee in January 1994. This award will vest in a series of annual installments over six years, as long as Mr. Zemke continues his employment with the Company. The restrictions on this grant will lapse according to the following schedule:

                                           Shares on which
   Date                                    restrictions lapse
   ----                                    ------------------
   January 26, 1995                             10,000
   January 26, 1996                             10,000
   January 26, 1997                             15,000
   January 26, 1998                             15,000
   January 26, 1999                             25,000
   January 26, 2000                             25,000

     However, the award contains a special feature that will accelerate the vesting and provides a link between appreciation of the stock price and Mr. Zemke's compensation. Should the fair market value reach $15 per share and average or exceed that price for one quarter, the restrictions on 50% of the shares with unlapsed restrictions will be lifted. Further, should the fair market value reach $20 and average or exceed that price for one quarter, 100% of the remaining shares with unlapsed restrictions will be freed of restrictions.

     This award was made after the results of the executive pay review had been completed and the recommendations from the external consultant had been considered. The award places an emphasis on Company performance due to the acceleration aspects of the vesting schedule and also due to a higher return on the stock which is only realized when the market price appreciates.

     The Committee approved the modified vesting schedule for Mr.
Zemke's long term Executive Incentive Performance Plan account, so that full vesting will occur at age 60.


Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation paid to certain of the corporation's executive officers, to the extent that compensation exceeds $1 million per officer in any one year. However, compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company has to date taken the following actions to assure that certain elements of compensation payable to the executive officers will qualify as performance-based compensation.

     1. At the 1994 Annual Meeting of Stockholders, the Company obtained stockholder approval for the implementation of the 1994 Stock Incentive Plan. As a result, any compensation deemed paid in connection with the exercise of stock options granted under that plan which have an exercise price equal to the fair market value of the common stock on the grant date will qualify as performance-based compensation.

     2. At the 1995 Annual Meeting of Stockholders, the stockholders are being asked to approve the Company's Short-Term Executive Incentive Performance Plan, pursuant to which awards based upon the Company's consolidated pre-tax profits will be made each year, with payout of each annual award to occur in a series of four successive equal annual installments upon the individual officer's continued employment with the Company. If such stockholder approval is obtained, the payments under the plan will also qualify as performance-based compensation.

     3. The stockholders are also being asked at the 1995 Annual Meeting to approve an amendment to the 1994 Stock Incentive Plan which will allow the Committee to make restricted stock awards under that plan which qualify as performance-based compensation.

     Until final Treasury regulations are issued with respect to the new $1 million limitation, the Compensation Committee will defer any decision on whether or not to restructure other components of the compensation paid to the executive officers so as to qualify one or more of those components as performance-based compensation which will not be subject to the $1 million limitation.

                         Members of the Compensation Committee

                              Walter B. Reinhold, Chairman

                              Kazuto Kojima

                              George R. Packard

                              J. Sidney Webb



                 COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's
500 Stock Index and the Standard & Poor's Computer Systems Index from December 31, 1989 through December 31, 1994:

                             [GRAPH]

                                  Fiscal Year Ending
                                  ------------------

                         1989   1990   1991  1992  1993  1994
                         ----   ----   ----  ----  ----  ----
Amdahl                   $100    $99   $111   $52   $43   $79
S&P 500                  $100    $97   $126  $136  $150  $152
S&P Computer Systems     $100   $112   $100   $73   $76   $98

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance graph shall not be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                   LOANS TO EXECUTIVE OFFICERS

     Amdahl makes available loans to certain officers under its Officer Loan Program for the acquisition of shares under the Company's outstanding employee stock options or for the payment of tax obligations incurred in connection with the acquisition of these shares or restricted shares. These loans may not be outstanding for more than 120 months and bear interest at the applicable federal rate. Loans are secured by common stock valued at 150 percent of the principal balance.

     In 1993, the Company extended to Mr. Cavalier a loan for $400,000, for the purpose of assisting him with his relocation to Dallas, Texas, the headquarters of Antares Alliance Group ("Antares"), of which Mr. Cavalier is President and Chief Executive Officer. The note bears interest at 5.25%, compounded annually, and the principal balance plus accrued interest is payable on January 31, 2002, except to the extent previously forgiven or paid. Under the terms of the note (i) Mr. Cavalier is required to maintain a life insurance policy on his life naming Amdahl as a beneficiary and in an amount equal to the unpaid principal amount of the note; (ii) $25,000 plus one-half of the then accrued interest is forgiven on January 31 of each year, beginning in 1995, if Mr. Cavalier is not in default and the note has not been accelerated; (iii) $25,000 plus one-half of the then accrued interest is payable on January 31 of each year, beginning in 1995, with up to one-half of Mr. Cavalier's bonus to be applied toward such payment; and (iv) the note may be accelerated if Mr. Cavalier is terminated for cause or for other reasons not involving a change in control of Antares or a change in the policies of Amdahl or Antares, and will be accelerated in the event of Mr. Cavalier's bankruptcy.

     In 1994, the Company extended a mortgage loan, secured by a second deed of trust, to Mr. Ryan in the amount of $300,000. The loan bears interest at 7.05%, compounded annually, and the principal balance plus accrued interest is due and payable on September 26, 2000, except to the extent previously forgiven or paid. Under the terms of the note (i) accrued interest is payable each quarter, commencing January 15, 1995; (ii) $50,000 of principal is forgiven on September 26 of each year, beginning in 1995, if Mr. Ryan is not in default and the note has not been accelerated; and (iii) the note may be accelerated if Mr. Ryan's employment is terminated for any reason, if he fails to make a payment under the note, if he breaches the terms of the Second Deed of Trust or if the property securing the loan is sold, and will be accelerated in the event of Mr. Ryan's bankruptcy.

     In 1994, two personal loans were extended to Mr. Zemke in the amounts of $25,000 and $18,000. These loans accrued interest at 4.88% and 5.48%, respectively and were both repaid in 1994.

     The Company has extended loans of more than $60,000 to the following individuals who were executive officers during the last fiscal year. Except for the loans to Messrs. Cavalier and Ryan described above, the loans on the table below were extended under the Officer Loan Program:

                                  Maximum Amount         Amount
                                  Loaned Since           Outstanding on
Name                              December 31, 1993      March 6, 1995
- ------------------------          -----------------      --------------
John C. Cavalier . . . . . . . .    $431,854.98            $383,721.44
Orval J. Nutt. . . . . . . . . .    $130,670.09            $130,670.09
William F. O'Connell, Jr.. . . .     $99,951.88                      0
Anthony M. Pozos . . . . . . . .    $153,982.42            $153,982.42
Bruce J. Ryan. . . . . . . . . .    $305,698.75            $303,760.00
Edward F. Thompson . . . . . . .    $598,490.08                      0
Eugene R. White. . . . . . . . .    $122,358.51                      0
E. Joseph Zemke. . . . . . . . .    $114,048.56            $114,048.56

                   APPROVAL OF THE RESTATED
         AMDAHL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to approve the restatement of the Employee Stock Purchase Plan (the "Purchase
Plan"), pursuant to which 2,279,512 shares of common stock are reserved for issuance.

     The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a propriety interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code. The restatement of the Purchase Plan was approved by the Board on January 26, 1995 and will become effective on July 29, 1995 (the "Effective Date"), subject to stockholder approval at the 1995 Annual Meeting. The restatement is designed to provide the Plan Administrator with more flexibility in structuring the offering periods and purchase intervals in effect under the Purchase Plan and in establishing the rights and limitations governing plan participation.

     The following is a summary of the principal features of the Purchase Plan as restated. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive office in Sunnyvale, California.


Share Reserve

     2,279,512 shares of common stock are currently reserved for issuance under the Purchase Plan.

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to
(i) the maximum number and/or class of securities issuable under the Purchase Plan, including the number issuable per participant on any one purchase date; (ii) the class and number of securities subject to each outstanding purchase right; and (iii) the purchase price payable per share.


Administration

     The Purchase Plan is administered by the Compensation
Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.


Offering Periods and Purchase Periods

     The Purchase Plan will be implemented in a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) designated by the Plan Administrator prior to the start date. The initial offering period under the restated Purchase Plan will run from July 29, 1995 to October 27, 1995, and the next offering period will commence on October 28, 1995.

     Each offering period will be comprised of one or more purchase periods of such duration (not to be less than three (3) months) as determined by the Plan Administrator prior to the start date of the offering period. Initially, each offering period under the Purchase Plan will consist of a single purchase period, and the offering periods will accordingly commence on the Saturday following the last Friday of January, April, July and October each year, and end on the last Friday of April, July, October and January respectively. As previously indicated, the first offering period under the Purchase Plan, as restated, will begin on the Effective Date and end on October 27, 1995.

     Should the Plan Administrator implement an offering period which is to include two or more successive purchase periods, then the following special feature will be in effect under the restated Purchase Plan. In the event the fair market value per share of common stock on any purchase date within that offering period is less than the fair market value per share of common stock on the start date of that offering period, then the offering period will immediately terminate upon the purchase of common stock on such purchase date, and a new offering period will commence on the next business day. The duration of that new offering period will be established by the Plan Administrator within five (5) business days thereafter.


Eligibility

     Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will become eligible to participate in an offering period under the Purchase Plan on the start date of any purchase period (within that offering period) beginning on or after such individual's completion of the minimum service requirement established by the Plan Administrator as a condition for participation in that offering period. Currently an individual must have been employed for one full year prior to his or her entry into an offering period. The date such individual enters the offering period will be designated his or her Entry Date for that offering period.

     Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan
Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

     As of March 6, 1995, approximately 4,950 employees, including 13 executive officers, were eligible to participate in the Purchase Plan.


Purchase Provisions

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her Entry Date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which the participant remains an eligible employee.

     Each participant may elect payroll deductions in any multiple of 1% of his or her eligible earnings to the maximum percentage, not to exceed 10%, as authorized by the Plan Administrator for the offering period. Eligible earnings may include not only the participant's base salary but also, at the Plan Administrator's discretion, bonuses, overtime payments, commissions and other cash incentive payments. On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that purchase period. However, no participant may, on any one purchase date within the offering period, purchase more than the maximum number of shares of common stock which the Plan Administrator establishes as the per participant limitation prior to the start of that offering period. Until designated otherwise by the Plan Administrator, the maximum number of shares of common stock purchasable per participant on any one purchase date will initially be limited to 1,000 shares.


Purchase Price

     The purchase price per share at which the common stock will be purchased on the participant's behalf on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the participant's Entry Date into that offering period or (ii) the fair market value per share of common stock on the purchase date. However, for each participant whose Entry Date is other than the start date of the offering period, the clause (i) amount will not be less than the fair market value per share of common stock on the start date of that offering period.


Valuation

     The fair market value of the common stock on any relevant date will be the mean of the highest and lowest quoted trading prices of the common stock on such date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on the exchange. On March 6, 1995, the fair market value per share of common stock was $10.8125.


Special Limitations

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

     (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase right) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

     (ii) No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.


Termination of Purchase Rights

     The participant's purchase right will immediately terminate upon his or her loss of eligible employee status or his or her affirmative withdrawal from the offering period. A participant who elects to withdraw from the offering period may have his or her payroll deductions for the current purchase period either refunded or applied to the purchase of common stock at the end of that period. A participant who ceases to be an eligible employee will receive an immediate refund of his or her payroll deductions for the purchase period in which such loss of eligibility status occurs.


Stockholder Rights

     No participant will have any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.


Assignability

     Purchase rights will not be assignable or transferable by the participant and will be exercisable only by the participant.


Corporate Transaction

     Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lesser of (i) the fair market value per share of common stock on the participant's Entry Date into that offering period or (ii) the fair market value per share of common stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the fair market value per share of common stock on such start date.


Amendment and Termination

     The Purchase Plan will terminate upon the earlier to occur of
(i) the date on which all available shares are issued or (ii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.


                    FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If a participant sells or otherwise disposes of shares purchased under the Purchase Plan within two (2) years after the participant's Entry Date into the offering period in which the shares were acquired or within one (1) year of the actual purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.


     If the participant sells or disposes of the purchased shares more than two (2) years after the participant's Entry Date into the offering period in which the shares were acquired and more than one year after the actual purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's Entry Date into the offering period in which the shares were acquired, any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the participant's Entry Date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.


                      ACCOUNTING TREATMENT

     Under current accounting rules, the issuance of shares of common stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings.


                      STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of common stock of the Company present or represented and entitled to vote at the 1995 Annual Meeting is required for approval of the restatement of the Purchase Plan. Should such stockholder approval not be obtained, then the restated Purchase Plan will not be implemented, and the Purchase Plan as in existence prior to the restatement will continue to remain in effect, and purchase rights will be granted and stock issuances will continue to be made pursuant to those provisions of the Purchase Plan until the available reserve of common stock under the plan is issued.

     The Board of Directors recommends that the stockholders vote FOR the approval of the restatement of the Purchase Plan. The Board believes that it is in the best interests of the Company to have the flexibility to structure opportunities under the Purchase Plan which allow the Company's employees to acquire a proprietary interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.


                          PLAN BENEFITS

     The table below shows, as to each of the named executive officers and the various indicated groups, the following information with respect to transactions under the Company's Employee Stock Purchase Plan effected during the period from September 25, 1993 to January 27, 1995: (i) the number of shares of common stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of common stock in connection with such purchases.



                                                  Number of         Weighted
                                                  Shares Average    Average
                  Name                            Purchased         Purchase Price
                  ----                            --------------    --------------
E. Joseph Zemke. . . . . . . . . . . . . .                 -                 -

John C. Lewis. . . . . . . . . . . . . . .             5,000           $6.1306

David B. Wright. . . . . . . . . . . . . .             4,664           $6.1638

David L. Anderson. . . . . . . . . . . . .             4,541           $6.1801

Orval J. Nutt. . . . . . . . . . . . . . .                 -                 -

All current executive officers as a group
  (4 persons). . . . . . . . . . . . . . .            17,678           $6.2076

All employees, including current officers
  who are not executive officers, as
  a group (1,248 persons). . . . . . . . .         1,232,265           $5.8204

                 APPROVAL OF AMENDMENTS TO THE
          AMDAHL CORPORATION 1994 STOCK INCENTIVE PLAN


     Stockholders are being asked to vote on a proposal to approve amendments to the Company's 1994 Stock Incentive Plan (the "1994
Plan") which will effect the following changes:

     (i) extend the term for which the options granted under the Automatic Grant Program to non-employee Board members may be exercised from ten (10) years to fifteen (15) years from the date of grant;

     (ii) provide for the immediate vesting of all shares purchased or purchasable by a non-employee Board member under the Automatic Option Grant Program in the event such individual's service on the Board terminates for any reason (other than removal for cause) after his or her completion of at least four (4) years of Board service, and allow any outstanding options held by such non-employee Board member under the Automatic Option Grant Program to remain exercisable for fully-vested shares until the expiration of the option term; and

     (iii) identify a series of performance goals upon which the Plan Administrator may base the vesting of one or more shares of common stock issued pursuant to the Stock Issuance Program.

     The purpose of items (i) and (ii) is to provide a meaningful incentive for non-employee Board members to continue to serve in that capacity on a long-term basis by making their options under the 1994 Plan more valuable as their period of Board service increases. Item (iii) is designed to enable the Plan Administrator to issue restricted stock awards under the 1994 Plan which will qualify as performance-based compensation for purposes of the Internal Revenue Code Section 162(m) limitation on the deductibility of executive compensation. Performance-based compensation is not subject to the $1 million limitation per covered individual imposed by Section 162(m) on the deductibility of compensation paid to certain executive officers of the Company.

     As a result of the amendment, the Plan Administrator will have the authority to award restricted shares of common stock under the 1994 Plan which will either be issued or vest only upon the attainment of one or more objectives based upon measures that relate to the following aspects of the Company's, a Company subdivision's and/or an individual's performance:

     - earnings per share          - return on assets
     - revenue                     - market share
     - stock price                 - customer satisfaction
     - operating income            - time to market
     - consolidated pre-tax profit - employee development
     - operating profit margin     - quality
     - return on equity            - cash
     - inventory                   - employee satisfaction
     - gross margin                - market perception

     The Board approved the amendment to the 1994 Plan on January 25, 1995, subject to approval by the stockholders at the 1995 Annual Meeting. If such stockholder approval is obtained, the item
(ii) change to the Automatic Option Grant Program will be in effect for all outstanding automatic option grants under the 1994 Plan, whether made before or after the date of the amendment. The item
(i) change to the maximum option term will only apply to options granted on or after the date of the 1995 Annual Meeting.

     The 1994 Plan was previously approved by the Company's stockholders at the 1994 Annual Meeting as the successor equity incentive program to the Company's Restricted Stock Plan and three former stock option programs: the Stock Option Plan (1971), the Stock Option Plan (1974) and the Non-Qualified Stock Option Plan
(1982). The three stock option plans and the Restricted Stock Plan will be collectively referred to in this summary as the
"Predecessor Plans."   All outstanding options under the
Predecessor Plans and all unvested share issuances thereunder were incorporated into the 1994 Plan when that plan became effective on May 5, 1994, and each of the Predecessor Plans has accordingly terminated.

     The following is a summary of the principal features of the 1994 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1994 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive office in Sunnyvale, California.


Equity Incentive Programs

     The 1994 Plan contains five separate equity incentive programs: (i) a Discretionary Grant Program, under which key employees and consultants may be granted either stock options to purchase shares of common stock or stock appreciation rights exercisable for cash or shares of common stock, (ii) an Automatic Grant Program, under which option grants are made at specified intervals to the non-employee Board members, (iii) a Salary Reduction Grant Program, under which key employees may elect to have a portion of their base salary reduced each year in return for options to purchase shares of common stock at a discount from current fair market value equal to the amount of their salary reduction, (iv) a Stock Fee Program under which the non-employee Board members may elect to apply all or a portion of their annual retainer fee to the acquisition of shares of common stock, and (v) a Stock Issuance Program, under which eligible individuals may be issued shares of common stock directly, through the immediate purchase of the shares, or as a bonus tied to the performance of services or the Company's attainment of financial milestones, or pursuant to the individual's election to receive such shares in lieu of base salary.

     Options granted under the Discretionary Grant Program may be either incentive stock options designed to meet the requirements of
Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Grant and the Salary Reduction Grant Programs will be non-statutory options.


Share Reserve

     As of March 6, 1995, 13,269,452 shares of common stock were reserved for issuance over the remainder of the fifteen year term of the 1994 Plan, including the additional 592,731 shares which became issuable on the first trading day of the 1995 calendar year pursuant to the annual automatic share increase provisions of the 1994 Plan. The number of shares available for issuance under the 1994 Plan will automatically increase on the first trading day of each subsequent calendar year by an amount equal to 1% of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. However, each such 1% annual increase will be subject to reduction to the extent necessary to assure that the maximum number of shares of common stock available immediately thereafter for future option grants and direct share issuances under the 1994 Plan will not exceed 5,000,000 shares, subject to periodic adjustment for certain changes in the Company's capital structure.

     The shares issuable under the 1994 Plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by the Company on the open market and held as treasury shares.

     Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions of the 1994 Plan), the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1994 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1994 Plan and all share issuances under the 1994 Plan, whether or not the shares are subsequently reacquired by the Company pursuant to its repurchase rights under the 1994 Plan, will reduce on a share-for-share basis the number of shares of common stock available for subsequent issuance.

     In no event will any one individual participating in the 1994 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances exceeding 2,000,000 shares in the aggregate over the term of the 1994 Plan, subject to periodic adjustment for certain changes in the Company's capital structure.


Plan Administration

     The 1994 Plan (other than the Automatic Option Grant and the Stock Fee Programs) is administered by the Compensation Committee of the Board. The Committee is comprised of two or more non-employee Board members appointed by the Board. Each of the Board members currently serving on the Committee qualifies as a "disinterested person" within the meaning of Rule 16b-3(c)(2) of the Securities and Exchange Commission, and effective with the 1996 Annual Stockholders Meeting, the composition of the Committee will be restructured to the extent necessary to assure that each member qualifies as an "outside director" pursuant to the applicable requirements of Internal Revenue Code Section 162(m).

     The Compensation Committee, acting as Plan Administrator, has complete discretion (subject to the express provisions of the 1994
Plan) to authorize stock option grants and direct stock issuances under the 1994 Plan. However, all grants under the Automatic Grant and the Stock Fee Programs will be made in strict compliance with the express provisions of those programs, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such programs.


Eligibility

     Officers and other key employees of the Company and its subsidiaries (whether now existing or subsequently established) and independent consultants and advisors to the Company and its subsidiaries are eligible to participate in the Discretionary Grant and Stock Issuance Programs. Officers and other key employees are also eligible to participate in the Salary Reduction Grant Program. Non-employee members of the Board are only eligible to participate in the Automatic Grant and the Stock Fee Programs.

     For purposes of all non-statutory option grants and direct stock issuances under the 1994 Plan, the Company's subsidiaries include not only the corporations of which the Company owns, directly or indirectly, at least 50% of the outstanding capital stock but also any partnership, joint venture or other entity of which the Company owns, directly or through one or more other subsidiaries, at least 50% of the outstanding capital or profits interests.

     As of March 6, 1995, 13 executive officers and approximately
1,300 other key employees were eligible to participate in the 1994 Plan, and 9 non-employee Board members were eligible to participate in the Automatic Grant and the Stock Fee Programs.


Valuation

     The fair market value per share of common stock on any relevant date under the 1994 Plan is the mean between the lowest and highest selling prices per share on that date on the principal exchange on which the common stock is then listed or admitted to trading, as the prices are officially quoted by the composite tape of transactions on the exchange. If there are no reported sales for such date, then the mean of the lowest and highest selling prices for the last previous date for which such quotations exist will determine the fair market value. On March 6, 1995, the fair market value per share of common stock was $10.8125.


                   DISCRETIONARY GRANT PROGRAM

     The principal features of the Discretionary Option Grant
Program may be summarized as follows:

     The exercise price per share for incentive stock options will not be less than 100% of the fair market value per share of common stock on the grant date. For non-statutory options, the exercise price per share may be less than, equal to or greater than such fair market value, as the Plan Administrator deems appropriate. No incentive stock option will have a maximum term in excess of ten
(10) years measured from the grant date, and no non-statutory stock option will have a maximum term in excess of fifteen (15) years. The Plan Administrator has complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

     The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds applied to the payment of the exercise price for those shares on the settlement date.

     Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Plan Administrator (not to exceed 36 months) at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares of common stock in which the optionee is vested at the time of cessation of service. For purposes of the 1994 Plan, an individual will be deemed to continue in service for so long as that person performs services for the Company or any parent or subsidiary corporation, whether as an employee, non-employee board member or independent consultant or advisor.

     The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     Any unvested shares of common stock are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Plan Administrator has complete discretion in establishing the vesting schedule for any such unvested shares and has full authority to cancel the Company's outstanding repurchase rights with respect to those shares in whole or in part at any time.

     The optionee does not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

     The Plan Administrator is authorized to issue four types of stock appreciation rights:

- -    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

- -    Concurrent stock appreciation rights will automatically be exercised for an appreciation distribution at the same time the underlying stock option is exercised for the shares of common stock subject to such rights. Accordingly, the option holder will, upon the option exercise, receive both the purchased shares of common stock and the appreciation distribution payable on the covered shares. The amount of the distribution payable per purchased option share will not exceed the fair market value of that share on the exercise date, less the option exercise price paid for such share. The distribution may, in the discretion of the Plan Administrator, be made in cash or in shares of common stock.

- -    Independent stock appreciation rights will be free-standing rights not tied to any underlying stock option and will entitle the holder upon exercise to an appreciation distribution from the Company equal to the fair market value of the shares of common stock subject to the exercised rights, less the base price in effect for those shares. The base price will be determined by the Plan Administrator at the time the rights are granted and may be less than, equal to or greater than the fair market value of the underlying shares of common stock on the grant date. The appreciation distribution payable on the exercised rights may, in the discretion of the Plan Administrator, be made in cash or in shares of common stock.

- -    Limited stock appreciation rights may be granted to officers of the Company subject to the short-swing profit restrictions of the federal securities laws in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the price per share of common stock paid in such hostile tender offer over (b) the exercise price payable for such share.

     The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Grant Program which have exercise prices in excess of the then current market price of common stock and to issue replacement options with an exercise price based on the market price of common stock at the time of the new grant.


                     AUTOMATIC GRANT PROGRAM

     Under the Automatic Grant Program, a 5,000 share option grant is made to each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1994 Annual Meeting, each individual re-elected to serve as a non-employee Board member will automatically be granted a stock option to purchase 5,000 shares of common stock, provided such individual has served as a non-employee Board member for at least twelve months. There is no limit on the number of such additional 5,000 share option grants any one non-employee Board member may receive over his or her period of Board service.

     Each option granted under the Automatic Grant Program is subject to the following terms and conditions:

- -    The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

- -    Each option granted to date has a maximum term of ten years measured from the grant date. Upon stockholder approval of the proposed amendments to the 1994 Plan, each option granted on or after the date of the 1995 Annual Meeting will have a maximum term of fifteen (15) years from the grant date.

- -    Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share.

- -    Each option will vest (and the Company's repurchase rights will lapse) in two equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic grant date.

- -    Upon the optionee's cessation of Board service for any reason
(other than removal for cause) after completion of at least four years of continuous Board service, all shares purchased or purchasable by such individual under the Automatic Grant Program will immediately vest, and all outstanding options held by such individual under the Automatic Grant Program will remain exercisable for fully-vested option shares until the expiration of the applicable ten (10) year or fifteen (15) year option term.

- -    Should the optionee die or become permanently disabled while serving as a Board member, then the shares of common stock subject to each automatic option grant held by that individual optionee will immediately vest in full, and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

- -    Should the optionee cease to be a Board member for any reason
(other than death or permanent disability) prior to completion of four (4) years of Board service, then each option held by that individual under the Automatic Grant Program will remain exercisable for a six-month period following such cessation of Board service. Upon the optionee's death within such six-month period, the option will remain exercisable for a twelve-month period and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of cessation of Board service.

- -    The shares subject to each automatic option grant will
immediately vest upon certain changes in control or ownership of the Company, as discussed in more detail below.

- -    Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (A) the highest price per share of common stock paid in such hostile tender offer over (B) the exercise price payable for such share.

- -    The remaining terms and conditions of the option will in
general conform to the terms described above for option grants made under the Discretionary Grant Program and will be incorporated into the option agreement evidencing the automatic grant.


                 SALARY REDUCTION GRANT PROGRAM

     The Plan Administrator has complete discretion in selecting the individuals who are to participate in the Salary Reduction Grant Program. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization for the Company to reduce, by a designated multiple of 1%, his or her base salary for the upcoming calendar year. To the extent the Plan Administrator approves one or more salary reduction authorizations, the individuals who filed those authorizations will be granted options under the Salary Reduction Grant Program.

     Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Grant Program, except for the following differences:


- -    The exercise price per share will be equal to one-third of the fair market value per share of common stock on the grant date.

- -    The number of option shares will be determined by dividing the total dollar amount of the approved reduction in the participant's base salary by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the grant is made.

- -    Provided the optionee continues in service, the option will become exercisable for 50% of the option shares on the last day of June in the calendar year for which the grant is made and will become exercisable for the balance of the option shares in a series of six successive monthly installments on the last day of each of the next six calendar months.

- -    Should the optionee die or become disabled while in service, the option will immediately become exercisable for that number of option shares equal to (A) one-twelfth of the total number of option shares multiplied by (B) the number of full calendar months which have elapsed from the first day of the calendar year for which the option is granted and the last day of the calendar month during which the optionee ceases service.

- -    Each option will have a term of ten years measured from the grant date, whether or not the individual continues in service.


                     STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share less than, equal to or greater than the fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services or pursuant to an irrevocable election by the individual to receive such shares in lieu of a portion of his or her salary.

     Shares awarded under the Stock Issuance Program may either be
(i) immediately vested upon issuance, (ii) subject to a vesting tied to the participant's period of Service or (iii) subject to issuance or vesting schedule tied to the attainment of one or more specified objectives. The objectives upon which the issuance or vesting of the stock award may be based will be limited to measures that relate to aspects of the Company's, a Company subdivision's and/or an individual's performance, which are set forth below, and the Plan Administrator will have complete discretion to base the issuance or vesting of the award upon the attainment of (i) one particular objective, (ii) one of a series of alternative objectives or (iii) any combination of two or more designated objectives, as the Plan Administrator deems appropriate for each performance-based issuance. The specific target for each selected objective will be established by the Plan Administrator at the time the awards are made. The objectives which may be utilized under the Stock Issuance Program are as follows:

     - earnings per share          - return on assets
     - revenue                     - market share
     - stock price                 - customer satisfaction
     - operating income            - time to market
     - consolidated pre-tax profit - employee development
     - operating profit margin     - quality
     - return on equity            - cash
     - inventory                   - employee satisfaction
     - gross margin                - market perception

     Unvested shares will be subject to certain transfer restrictions and to repurchase or cancellation by the Company upon either the participant's cessation of service prior to vesting in those shares or the non-attainment of the applicable performance goals. The Plan Administrator will, however, have the discretionary authority to accelerate the vesting of one or more issued shares, other than shares which are to vest solely upon the Company's attainment of pre-established performance goals. Individuals holding shares under the Stock Issuance Program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

     The issuance of shares of common stock pursuant to the participant's election to receive such shares in lieu of base salary will be subject to the following guidelines:

- - On the first trading day in January of the calendar year for which the election is effective, the portion of base salary subject to such election will automatically be applied to the acquisition of common stock by dividing the elected dollar amount by the fair market value per share on that trading day. The issued shares will be held in escrow by the Company until the participant vests in those shares.

- -    Upon completion of each calendar month of service during the year for which the election is in effect, the participant will vest in one-twelfth of the issued shares, and the stock certificate for those shares will be released from escrow.


                        STOCK FEE PROGRAM

     Under the Stock Fee Program, each individual serving as a non-employee Board member is eligible to elect to apply all or any portion of the annual retainer fee otherwise payable in cash to such individual to the acquisition of unvested shares of common stock. The non-employee Board member must make the stock election prior to the start of the calendar year for which the election is to be in effect. On the first trading day in January of the calendar year for which the election is in effect, the portion of the retainer fee subject to such election is applied to the acquisition of common stock by dividing the elected dollar amount by the fair market value per share of common stock on that trading day. The issued shares are held in escrow by the Company until the individual vests in those shares. The non-employee Board member has full stockholder rights, including voting and dividend rights, with respect to all issued shares held in escrow on his or her behalf.

     Upon completion of each month of Board service during the year for which the election is in effect, the non-employee Board member will vest in one-twelfth of the issued shares, and the stock certificate for those shares will be released from escrow. Immediate vesting in all the issued shares will occur in the event the individual dies or becomes disabled during his or her period of Board service or certain changes in control or ownership of the Company are effected during such period. Should the Board member cease service prior to vesting in one or more monthly installments of the issued shares, then those installments will be forfeited, and the individual will not be entitled to any cash payment from the Company with respect to the forfeited shares.


                       GENERAL PROVISIONS

Option/Vesting Acceleration

     Outstanding options under the 1994 Plan will become immediately exercisable, and unvested shares issued or issuable under the 1994 Plan will be subject to accelerated vesting, in the event of certain changes in the ownership or control of the Company. The transactions which will trigger such option/vesting acceleration are as follows:


     Corporate Transaction: any one of the following stockholder approved transactions:

- -    a merger or consolidation in which the Company is not the
surviving entity,

- -    the sale, transfer or other disposition of substantially all of the Company's assets in liquidation or dissolution of the Company, or

- -    any reverse merger in which the Company is the surviving
entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to persons other than those who held such securities immediately prior to the merger.


     Change in Control:  any of the following events:

- -    a direct acquisition by any person (or related group of
persons) of securities possessing more than 10% of the total combined voting power of the Company's outstanding securities,

- -    the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of additional securities of the Company which increase the total holdings of such person (or group) to a level of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, or

- - the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of securities of the Company possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board (rounded up to the nearest whole number).

     In the event of a Corporate Transaction, each option at the time outstanding under the Discretionary Grant Program or Salary Reduction Program will automatically become exercisable for all of the shares of common stock at the time subject to that option and may be exercised for any or all of such shares as fully-vested shares. However, an outstanding option under the Discretionary Grant Program will not so accelerate if and to the extent:
(i) such option is either to be assumed by the successor corporation (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. Upon the consummation of the Corporate Transaction, all outstanding options under the 1994 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable. The Plan Administrator will have the discretion to provide for the subsequent acceleration of any option which does not accelerate at the time of the Corporate Transaction, in the event the optionee's service terminates within a designated period following such Corporate Transaction.

     The Company's outstanding repurchase rights under the Discretionary Option Grant and Stock Issuance Programs will also terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction, except to the extent (i) one or more of such repurchase rights are expressly assigned to the successor corporation (or its parent company) or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the unvested shares are issued. The Plan Administrator will have the discretion to provide for the subsequent termination of any repurchase rights which remain in existence after the Corporate Transaction, in the event the optionee's service terminates within a designated period following such Corporate Transaction.

     The Plan Administrator will also have full power and authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the acceleration of one or more outstanding options under the Discretionary Grant Program so that each such option will, immediately prior to the Change in Control, become exercisable for the total number of shares of common stock at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares. The Plan Administrator may also provide for the automatic termination of all of the outstanding repurchase rights held by the Company under the Discretionary Option Grant and Stock Issuance Programs (with the concurrent vesting of the shares subject to those terminated rights) in the event of such Change in Control. Alternatively, the Plan Administrator may condition such accelerated option vesting and termination of the repurchase rights upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control.

     Upon either a Corporate Transaction or a Change in Control, the shares of common stock subject to each outstanding option under the Automatic Grant Program will immediately vest, and the options will accordingly become exercisable for all of the shares of common stock at the time subject to such option as fully-vested shares.
In addition, all unvested shares issued under the Stock Fee Program or issued under the Stock Issuance Program in lieu of base salary will immediately vest.

     The acceleration of options or vesting in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.


Changes in Capitalization

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to
(i) the maximum number and/or class of securities issuable under the 1994 Plan and the maximum number and/or class of securities which may remain available for future issuance in connection with the automatic 1% increase to the share reserve to be effected each year under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and direct share issuances over the term of the 1994 Plan,
(iii) the number and/or class of securities and price per share in effect under each outstanding option and (iv) the number and/or class of securities for which option grants will subsequently be made under the Automatic Grant Program per each newly-elected or continuing non-employee Board member.


Financial Assistance

     The Plan Administrator may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Grant or Salary Reduction Grant Program or the purchase of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided is determined by the Plan Administrator. However, the maximum amount of financing provided to any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal, state and local taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.


Special Tax Election

     The Plan Administrator may provide one or more holders of non-statutory options or unvested shares under the Discretionary Grant, Salary Reduction Grant or Stock Issuance Program with the right to have the Company withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the federal and state income and employment tax liability incurred by such individuals in connection with the exercise of those options or the vesting of the shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.


Amendment and Termination

     The Board may amend or modify the 1994 Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees or holders of unvested shares without their consent. In addition, the Board may not, without the approval of the stockholders, (i) materially increase the maximum number of shares issuable under the 1994 Plan, the number of shares for which automatic option grants will be made to newly-elected or continuing non-employee Board members or the maximum number of shares for which any one individual may be granted options or direct stock issuances, except to reflect certain changes in the Company's capital structure, (ii) materially modify the eligibility requirements for option grants or share issuances or (iii) otherwise materially increase the benefits accruing to participants under the 1994 Plan. The Board may terminate the 1994 Plan at any time, and the 1994 Plan will in all events terminate on December 31, 2008. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.


Stock Awards

     The table below shows, as to each of the Company's named executive officers and the various indicated individuals and groups, the following information with respect to stock option transactions and direct stock issuances effected during the period from January 1, 1994 to May 5, 1994 under the Predecessor Plans and from May 5, 1994 to March 6, 1995 under the 1994 Plan: (i) the number of shares of common stock subject to options granted during that period, (ii) the weighted average option price payable per share, and (iii) the number of shares of common stock directly issued without an intervening option grant and (iv) the dollar amount paid per issued share.

                                    OPTION TRANSACTIONS

                                                  Weighted Average
                               Options Granted    Exercise Price
Name                          (Number of Shares)  of Options Granted
- ----                          ------------------  ------------------
E. Joseph Zemke. . . . . . .            -                   -
John C. Lewis. . . . . . . .            -                   -
David B. Wright. . . . . . .            -                   -
David L. Anderson. . . . . .            -                   -
Orval J. Nutt. . . . . . . .            -                   -

All current executive
officers as a group who
received option grants
(1 person) . . . . . . . . .       40,000              $5.500

Keizo Fukagawa . . . . . . .        5,000              $7.125
E.F. Heizer, Jr. . . . . . .        5,000              $7.125
Kazuto Kojima. . . . . . . .            -                   -
R. Stanley Laing . . . . . .        5,000              $7.125
Burton G. Malkiel. . . . . .        5,000              $7.125
George R. Packard. . . . . .        5,000              $7.125
Walter B. Reinhold . . . . .        5,000              $7.125
Takamitsu Tsuchimoto . . . .            -                   -
J. Sidney Webb . . . . . . .        5,000              $7.125

All current non-employee
directors as a group who
received option grants
(7 persons). . . . . . . . .       35,000              $7.125

All individuals, including
current officers who are
not executive officers,
as a group who received
option grants (approximately
1,137 persons) . . . . . . .      314,577              $7.47

                                  DIRECT SHARE ISSUANCES


Name                          Number of Issued Shares  Purchase Price Per Share
- ----                          -----------------------  ------------------------
E. Joseph Zemke. . . . . . . .         100,000                    $.05
John C. Lewis. . . . . . . . .               -                       -
David B. Wright. . . . . . . .               -                       -
David L. Anderson. . . . . . .               -                       -
Orval J. Nutt. . . . . . . . .               -                       -

All current executive
officers as a group who
received direct share
issuances (2 persons). . . . .         110,000                    $.05

All employees, including
current officers who are
not executive officers
as a group (1 person). . . . .           5,000                    $.05

                FEDERAL INCOME TAX CONSEQUENCES

Option Grants

     Options granted under the 1994 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the option exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that the compensation deemed paid in connection with most disqualifying dispositions of incentive stock option shares under the 1994 Plan will be deductible by it and will not be subject to the annual $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of common stock under a non-statutory option. These special provisions may be summarized as follows:

- -    If the shares acquired upon exercise of the non-statutory
option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

- -    The optionee may, however, elect under Section 83(b) of the
Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid upon the exercise of non-statutory options granted under the 1994 Plan with an exercise price equal to the fair market value of the common stock on the grant date will be deductible and will not be subject to the annual $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.


Stock Appreciation Rights

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.


Direct Stock Issuance

     The tax principles applicable to direct stock issuances under the 1994 Plan are substantially the same as those summarized above for the exercise of non-statutory option grants.


                      ACCOUNTING TREATMENT

     Under the current accounting rules, option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares on the grant or issue date will not result in any compensation expense to the Company for financial reporting purposes. To the extent the exercise or issue price is less than such fair market value, a compensation expense will arise which will have to be amortized against the Company's earnings over the vesting period in effect for the option grant or share issuance. Such amortization is heavily front-loaded. In addition, outstanding options will in all events be taken into account in the calculation of earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.


                      STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the 1995 Annual Meeting is required for approval of the amendment to the 1994 Plan to (a) extend the maximum option term for grants made under the Automatic Option Grant Program to fifteen (15) years; (b) provide for the immediate vesting of all shares purchased or purchasable by a non-employee Board member under the Automatic Option Grant Program should such individual's service on the Board terminate (other than removal for cause) following his or her completion of at least four (4) years of continuous Board service and to allow the outstanding options held by such individual under the program to remain exercisable for the balance of the applicable ten (10) year or fifteen (15) year option term; and (c) authorize the issuance of restricted stock awards under the Stock Issuance Program which will vest only upon the attainment of one or more specific performance milestones established by the Plan Administrator. If such approval is obtained, the clause (a) amendment will apply to all options granted under the Automatic Option Grant Program on or after the date of the 1995 Annual Meeting, and the clause (b) amendment will apply to all options currently outstanding under the Automatic Grant Program and all future option grants made under that program. Should such stockholder approval not be obtained, then the amendments to the Automatic Option Grant Program will not become effective, and restricted stock awards made under the 1994 Plan will not qualify as performance-based compensation for purposes of the Internal Revenue Code Section 162(m) limitation on the deductibility of compensation paid by the Company to certain executive officers.

     The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1994 Plan. The Board believes that it is in the best interests of the Company to maintain an equity incentive program for the Company which will provide a meaningful opportunity for officers, key employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.


               APPROVAL OF THE AMDAHL CORPORATION
         SHORT-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN

     The Company has previously maintained the Executive Incentive Performance Plan (the "Performance Plan") as a program of deferred compensation designed to reward the Company's executive officers and other key employees for their contribution to the Company's financial success and to provide a meaningful incentive for them to remain in the Company's employ. The Performance Plan has been comprised of two separate components: (i) a short-term incentive program, under which a portion of the Company's pre-tax profits for each fiscal year is to be allocated to participants on the basis of their compensation for the year and distributed in installments over the succeeding four (4) years, and (ii) a long-term income accumulation program designed to provide the participant with replacement income following his or her retirement from the Company.

     By reason of Section 162(m) of the Internal Revenue Code, which became applicable to the Company on January 1, 1994, the compensation payable by the Company to certain executive officers will remain deductible for federal income tax purposes only to the extent that compensation does not exceed $1 million per covered officer for the fiscal year. However, any compensation paid to those officers which qualifies as performance-based compensation will not be subject to this $1 million limitation.

     The Board of Directors has reviewed the provisions of the Performance Plan and has determined that the short-term incentive program in effect under that Plan can be structured so as to qualify as performance-based compensation, provided the program is approved by the stockholders. Accordingly, on January 26, 1995, the Board amended the Performance Plan to divide the two programs previously in effect under that Plan into two stand-alone incentive compensation plans: (i) the Short-Term Executive Incentive Performance Plan and (ii) the Long-Term Executive Incentive
Performance Plan.   Several additional changes were also made to
the Short-Term Executive Incentive Performance Plan (the "Short-Term Plan") in order to assure that the compensation payable thereunder will qualify as performance-based compensation which is not subject to the $1 million limitation on deductibility. Accordingly, the Board now seeks stockholder approval of the Short-Term Plan at the Annual Meeting, and no payments will be made under the Short-Term Plan for the 1995 fiscal year or any subsequent fiscal year unless such stockholder approval is obtained.

     The following is a summary of the principal features of the Short-Term Plan. The summary, however, does not purport to be a complete description of all the provisions of the Short-Term Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive office in Sunnyvale, California.


Purpose

     The Short-Term Plan will provide the executives with a meaningful incentive to (i) contribute to the Company's financial success by allowing them to share in a portion of the Company's pre-tax profits each year and (ii) remain in the Company's employ by conditioning the payment of their awards upon their continued service over a period of years.


Administration

     The Short-Term Plan will be administered by the Compensation Committee of the Board. The Board members currently serving on this Committee qualify as "disinterested persons" within the meaning of Rule 16b-3(c)(2) of the Securities and Exchange Commission, and effective with the 1996 Annual Stockholders Meeting, the composition of the Committee will be restructured to the extent necessary to assure that each member qualifies as an "outside director" pursuant to the applicable requirements of Internal Revenue Code Section 162(m).


Eligibility

     The individuals eligible for participation in the Short-Term Plan are limited to the Company's executive officers and other key employees of the Company and its subsidiaries primarily responsible for the management, growth and financial success of the Company and recommended for participation by the Chairman of the Board. The actual participants for each fiscal year will be selected by the Committee. Once selected, the individual will continue to participate for each succeeding fiscal year, unless the Committee affirmatively elects to exclude that individual from participation for one or more of those fiscal years.

     As of March 6, 1995, 17 individuals, including 12 executive officers, were eligible for participation in the Short-Term Plan.


Incentive Awards

     The aggregate incentive award to the Short-Term Plan for each fiscal year will be equal to 1% of the Company's consolidated pre-tax earnings for that fiscal year, as such earnings are determined for financial reporting purposes in accordance with generally accepted accounting principles, consistently applied.

     The incentive award will be allocated to the accounts of all active participants who have continued in the Company's or its subsidiaries employ through the end of the fiscal year for which the award is made. The amount allocated to each participant's account will be in the same proportion to his or her eligible earnings for the year as the aggregate award bears to the aggregate eligible earnings of all participants for that year. In no event, however, may the amount allocated to any participant's account exceed the lesser of (i) 25% of his or her eligible earnings for the fiscal year or (ii) $500,000. To the extent any portion of the incentive award for the fiscal year is not allocated by reason of such limitation, that portion will be added to the amount to be allocated under the Company's Long-Term Executive Incentive Performance Plan for such year.

     For purposes of the Short-Term Plan, the participant's eligible earnings will include his or her base salary for the fiscal year plus any cash bonus (other than awards under the Short-Term Plan) earned for services rendered in such fiscal year and payable in the immediately succeeding fiscal year.


Plan Accounts

     The account established for each participant under the Short-Term Plan to which his or her share of the incentive award each fiscal year is to be allocated will be maintained solely as a book account on the Company's records, and no segregated fund or account maintained for the exclusive benefit of the participant will be established. At all times the participant will simply be a general creditor of the Company with respect to his or her account balance under the Short-Term Plan.

     The balance from time to time outstanding in the participant's account will accrue interest each calendar year at the weighted average rate at which interest is earned for such year on the assets of the Company's Employee Savings Plan invested in one or more guaranteed investment contracts thereunder during such year. The accrued interest will be paid as vested installments are paid from the account.


Vesting of Awards

     The participant will vest in his or her allocated portion of the incentive award in four (4) successive equal annual installments upon completion of each year of service with the Company over the four (4) year period measured from the allocation date. However, the participant will immediately vest in his or her entire account balance should he or she terminate employment with the Company as a result of death or permanent disability or after his or her normal retirement date.

     Solely for purposes of the Short-Term Plan, the participant's normal retirement date will be the latest to occur of (i) the first date on which the sum of the participant's age and years of service total at least seventy (70) years, (ii) the date on which the participant attains age fifty-five (55) or (iii) the date on which the participant completes ten (10) years of service.


Payment of Awards

     The participant will have the election to have each vested installment paid in cash as soon as practicable following the vesting date or to defer receipt of that installment in accordance with his or her prior irrevocable election filed under the Company's Deferral Election Plan. All amounts deferred under that latter plan will earn interest for each calendar year within the deferral period at the same weighted average rate at which interest is earned for each such year on the assets of the Company's Employee Savings Plan invested in one or more guaranteed investment contracts thereunder during that year.


Termination of Employment

     Should a participant terminate employment by reason of death or permanent disability, then his or her entire account balance will be distributed in one lump-sum payment within ninety (90) days after such termination. Upon the participant's retirement on or after his or her normal retirement date, the vested balance of his or her account will be paid in one lump sum within ninety (90) days.

     Should the participant leave the Company's employ prior to his or her normal retirement date, then the unvested balance of his or her account will be immediately forfeited, unless such termination occurs by reason of the participant's death or permanent disability.

     The Compensation Committee will, however, have full power and authority, exercisable at any time, to accelerate the vesting and payout of one or more otherwise unvested installments credited to the participant's account, together with all accrued interest thereon. Each such accelerated installment will be paid in a lump sum within thirty (30) days after Committee authorization of the payout. However, in order to reflect the time value of money over the period for which the installment has been accelerated, the lump sum payment will be discounted at a market rate of interest determined for the month in which the accelerated payment is made.


Amendment and Termination

     The Board may at any time amend, suspend or terminate the Short-Term Plan in whole or in part. However, no such action by the Board may adversely affect the rights and interests of the participants and their beneficiaries with respect to amounts which the participants have accrued to date under the Short-Term Plan on the basis of the incentive awards allocated to their accounts.


                    FEDERAL TAX CONSEQUENCES

     Under the present federal income tax laws, participants will realize ordinary income as vested installments are paid to them under the Short-Term Plan. The Company will receive an income tax deduction in the amount of such ordinary income, and the deduction will be allowable for the fiscal year of the Company in which the payment is made. Such deduction, however, will only be allowable in all instances if the Short-Term Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of any nonperformance-based compensation paid to certain corporate executives to $1 million per covered executive. As previously indicated, it is the Company's intention that the Short-Term Plan be administered in a manner which maximizes the deductibility of compensation for the Company under Section 162(m) to the extent practicable and consistent with the Company's business considerations.


                      STOCKHOLDER APPROVAL

     Approval of the Short-Term Executive Incentive Performance Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting. Unless the stockholders approve the Short-Term Plan at the 1995 Annual Meeting, no amounts will be paid under the Short-Term Plan for the 1995 fiscal year or any subsequent fiscal year.

     Because the Board of Directors believes that the Short-Term Plan is a valuable incentive program which will serve to align the interests of management with those of the stockholders in seeking to maximize the Company's profitability, the Board recommends a vote FOR the approval of the Short-Term Executive Incentive Performance Plan.


                          PLAN BENEFITS

     Incentive awards under the Short-Term Plan will be made only if the Company's operations are profitable. The amount that may be awarded pursuant to the Short-Term Plan for the 1995 fiscal year is not currently determinable. However, the table below indicates, for each of the executive officers named in the Summary Compensation Table and the various indicated groups, the amount of benefits actually distributed in the last fiscal year under the short-term incentive program in effect under the Performance Plan prior to the spin-off of that program into the stand-alone Short-Term Plan.

                                             Dollar Amount of
               Name                          Installments Paid
               ----                          -----------------
E. Joseph Zemke. . . . . . . . . . . . . .         $88,146
John C. Lewis. . . . . . . . . . . . . . .        $131,329
David B. Wright. . . . . . . . . . . . . .              $0
Orval J. Nutt. . . . . . . . . . . . . . .         $38,521
David L. Anderson. . . . . . . . . . . . .         $33,986

All current executive officers
   as a group (9 persons). . . . . . . . .        $477,112

All employees, including current
   officers who are not executive
   officers, as a group (4 persons). . . .         $99,389


   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has recommended that Arthur Andersen LLP, independent public accountants for Amdahl during fiscal year 1994, serve in the same capacity for the current fiscal year. A resolution will be presented at the meeting to ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants to audit the accounts and records of Amdahl for the fiscal year ending December 29, 1995 and to perform other appropriate services.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they desire and to respond to appropriate questions.

     The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.


                      STOCKHOLDER PROPOSALS

Stockholder Proposal Relating to a Nominating Committee of the
Board of Directors

     The Company has been advised that the New York City Employees' Retirement System ("Proponent"), which owns 241,090 shares of Amdahl common stock, will introduce a proposal at the 1995 Annual Meeting. The address of the Proponent is: The City of New York, Office of the Comptroller, 1 Centre Street, New York, NY 10007-2341. The proposal is as follows:

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

     WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

     WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

     WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

     NOW THEREFORE BE IT RESOLVED THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company, or an affiliate, in an executive capacity within the last five years; (2) is not, and has not been, a member of a company that is one of this company's paid advisors or consultants, (3) is not employed by a significant customer or supplier; (4) does not and did not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (7) has not had any business relationship that would be required to be disclosed under regulation S-K. The Committee's responsibilities shall include establishing procedures for the nominating process and developing for board approval the criteria for nomination.


Proponent's Statement of Support is as follows:

     As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising overseeing and evaluating management.

     The proponent urges you to vote FOR this proposal.


Amdahl's Position

     Amdahl believes that its present system for nominating candidates to serve on the Board of Directors works well and should not be changed. The current Board is composed of two employee directors and nine outside members which includes representation of the Company's major stockholder.

     Proponent's proposal, with its restrictive definition of "independent director," could prevent the Company from utilizing the very resources that are most helpful in ensuring that the best qualified candidates are nominated. For example, Fujitsu Limited, a major stockholder in Amdahl (approximately 44%), has years of experience and many valuable contacts in the computer industry, and has played an important role in the director nominating process. Yet, under Proponent's proposal, none of Fujitsu's representatives on the Board could be members of the Nominating Committee or participate in this selection process. This would essentially remove a major stockholder from any meaningful participation in this process. The result would conflict with Proponent's stated goal of giving more control over the process to the Stockholders.

     In order to identify the best possible candidates for Board membership, the Company utilizes all resources available to it. These resources include the knowledge and experience of management, directors, stockholders, and advisors and consultants, among others. In addition, the independent Board members are, in any event, actively involved in the process of identifying candidates for Board membership.

     The Board of Directors recommends a vote AGAINST this proposal.



Stockholder Proposal Relating to a "High-Performance Workplace"

     The Company has been advised that the Amalgamated Bank of New York LongView Collective Investment Fund (the "Proponent"), which owns 9,300 shares of Amdahl common stock, will introduce a proposal at the 1995 Annual Meeting. The address of the Proponent is:
Amalgamated Bank of New York, Office of the President and Trustee, 11-15 Union Square, New York, NY 10003. The proposal is as follows:

     RESOLVED: That the stockholders of Amdahl Corporation (the "Company" or "Amdahl") request that the Board of Directors commit our Company to the goal of creating a high-performance workplace based on policies of workplace democracy and meaningful worker participation, and prepare a report to be delivered to the stockholders of the Company no later than two months prior to the next annual meeting of stockholders at reasonable expense identifying the extent to which the Company is implementing a high-performance workplace based on those policies, using the criteria set out in the U.S. Department of Labor's (the "Labor Department") 1994 report, Road to High-Performance workplaces: A Guide to Better Jobs and Better Business Results (the "1994 Report").

Proponent's Statement of Support is as follows:

     The American workplace is undergoing significant changes and restructuring to meet the challenges of global competition in the 21st century. Amdahl should be a leader in creating a workplace which allows it to compete in a global marketplace.

     Presently, various companies are working to create "high-performance workplaces" through policies that emphasize employee training, compensation linked to performance, direct employee involvement in corporate decision-making, employment security and a supportive work environment.

     In an August 1993 report entitled High-Performance Work
Practices and Firm Performance (the "1993 Report"), the Labor
Department found that high-performance work practices are positively related to both productivity and long-term financial performance, and that innovative workplace practices may be crucial to the future competitiveness of American industry.

     In the 1994 Report, the Labor Department published a detailed checklist of criteria which companies can use to measure their progress towards achieving a high-performance workplace.

     We believe that high-performance work practices will enhance the Company's ability to attract, develop and keep good people. In recent years, Fortune's annual survey of most admired corporations has placed a company's ability to attract, develop and keep good people among the top three measurements of corporate reputation.

     Effective employee participation is crucial to developing a
high-performance workplace.   Moreover, Congress has recognized the
value of a more supportive and productive workplace through such laws as the Family and Medical leave Act and the Americans with Disabilities Act.

     In the 1993 Report, the Labor Department indicated that "[t]here appears to be a widespread firm interest in using new workplace practices." The Labor Department is encouraging companies to create high-performance workplaces as a way to boost American competitiveness, and it has encouraged investors to consider workplace practices in making their decisions. Investors may lack sufficient data to properly evaluate the Company's efforts to create a high-performance workplace. Therefore, we request that the Company affirm its commitment to these principles and prepare a report on its actions for implementing them.

     The proponent urges you to vote FOR this resolution.


Amdahl's Position

     Proponent's proposal is unnecessary because in the Company's opinion it already has a "high-performance workplace". Also, the Company feels that many of the criteria in the Labor Department's 1994 Report are too vague to enable the Company to measure and report accurately the extent to which it has fulfilled its obligations under the proposal.

     Amdahl already has many programs that emphasize employee training, compensation linked to performance, employee involvement and participation, employment security, and a supportive work environment, the same workplace concerns cited in Proponent's Supporting Statement. Quality training, the Stanford Television Network, crosstraining, self-directed work teams, roundtables, all-employee meetings, climate surveys, quality recognition and employee recognition programs, reduced levels of management, increased manager-employee ratios, electronic bulletin boards, an open door policy, flexible benefits, the Capital Accumulation and Employee Stock Purchase programs, job fairs, outplacement services, health and child-care services, education reimbursement and community involvement are only a few of the many innovative workplace practices and programs implemented by the Company.

     The proposal requires the Company to prepare a report using the criteria set out in the 1994 Report. Proponent's Supporting Statement refers to "a detailed checklist of criteria which companies can use to measure their programs towards achieving a high-performance workplace". In fact, however, the 28-page 1994 Report contains general concepts and a checklist of 43 questions, many of which, in the Company's opinion, are too vague to be measured in a meaningful way. For example, one question asks "How effective are training programs?" Another asks "Are training expenditures balanced among the Company's entire workforce?" The Company maintains that it will not be able to report to its stockholders the extent to which it has "implemented a high-performance workplace" using these and other similarly vague "criteria".

     Finally, as events of the past several years have demonstrated, it is important that Amdahl's management be able to react quickly and decisively to rapidly changing circumstances. A workplace program or practice implemented under certain circumstances could become ineffective or harmful under other circumstances. To the extent it would require Amdahl to adopt or continue a certain workplace program or practice as part of its commitment to the goal of creating a "high performance workplace," the proposal could limit the Company's flexibility in deciding what programs or practices are best for the Company and its employees.

     Amdahl is already a leader in developing workplace programs and practices that create better jobs and business results. Adoption of the proposal would not advance Amdahl's efforts in these areas. The proposal would, however, be difficult to implement, and the required report to stockholders would not, in the Company's opinion, be meaningful. Finally, the proposal might interfere with management's ability to react appropriately to changing business conditions.

     The Board of Directors recommends a vote AGAINST this proposal.


                  FUTURE STOCKHOLDER PROPOSALS

     Amdahl must receive stockholder proposals intended to be considered at the 1996 Annual Meeting no later than November 24, 1995. These proposals may be included in next year's Proxy Statement if they comply with applicable regulations under the Securities Exchange Act of 1934.


                   INCORPORATION BY REFERENCE

     According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference:

"Executive Officers of Amdahl" from  Part 1 of the
Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1994.

     The Board of Directors knows of no other matters that may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, the persons named in the proxies will vote them according to their best judgment.

By Order of the Board of Directors

/s/ Bruce J. Ryan

BRUCE J. RYAN
Senior Vice President, Chief Financial Officer and Corporate Secretary

March 23, 1995

                             [Map]
A graphic composed of a map of a portion of the City of San Jose indicating the location of the Fairmont Hotel, the site of the Company's 1995 Annual Meeting of Stockholders.



                            AMDAHL CORPORATION

                       EMPLOYEE STOCK PURCHASE PLAN

                    (Restated Effective July 29, 1995)



I.    PURPOSE OF THE PLAN

      This Restated Employee Stock Purchase Plan (the "Plan") is intended to promote the interests of Amdahl Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

      Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.


II.   ADMINISTRATION OF THE PLAN

      The Compensation Committee of the Board in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.


III.  STOCK SUBJECT TO THE PLAN

      A. The stock purchasable under the Plan shall be shares of the Company's authorized but unissued or reacquired common stock, par value of $.05 per share, including shares of common stock purchased on the open market. As of March 6, 1995, the maximum number of shares of common stock which may be issued over the remaining term of the Plan shall not exceed 2,279,512 shares.

      B. Should any change be made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.


IV.   OFFERING PERIODS

      A. Shares of common stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of common stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

      B. Each offering period under the Plan shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial offering period pursuant to this restatement shall commence on the Effective Date and terminate on October 27, 1995; the next offering period shall commence on October 28, 1995; and subsequent offering periods shall commence as designated by the Plan Administrator.

      C. Each offering period shall be comprised of one or more Purchase Periods, each of a duration (not less than three (3) months) determined by the Plan Administrator prior to the start date of that offering period. Until otherwise designated by the Plan Administrator, Purchase Periods shall start on the Saturday following the last Friday of January, April, July and October each year and shall end on the last Friday of April, July, October and January, respectively. The first Purchase Period pursuant to this restatement shall begin on the Effective Date and terminate on October 27, 1995.

      D. Should the Plan Administrator implement an offering period which includes two or more Purchase Periods, then the following special provision shall be in effect for that offering period:

      In the event the Fair Market Value per share of common stock on any Purchase Date within that offering period is less than the Fair Market Value per share of common stock on the start date of that offering period, then that offering period shall automatically terminate immediately with the purchase of shares of common stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The duration of that new offering period shall be established by the Plan Administrator within five (5) business days following the start date.

      E. Under no circumstances shall any offering period commence under the Plan, nor shall any shares of common stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Corporation's stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of the securities exchange on which shares of the common stock are listed for trading and all other applicable statutory and regulatory requirements.


V.    ELIGIBILITY

      A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of any Purchase Period (within that offering period) which begins on or after his or her completion of any minimum service period established by the Plan Administrator as a condition to participation in that offering period, provided he or she remains an Eligible Employee on such start date. The date such individual enters the offering period shall be designated his or her Entry Date for purposes of that offering period.

      B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a Participation
Form) and file such forms with the Purchase Plan Administrator (or its designate) at least two weeks prior to his or her scheduled Entry Date. However, each individual who is a Participant in an offering period on the date such offering period terminates pursuant to Section IV.D shall automatically be enrolled in the new offering period which commences immediately after such termination date, provided the Participant is an Eligible Employee on the start date of that new offering period. Such start date shall be the Participant's Entry Date for the new offering period.


VI.   PAYROLL DEDUCTIONS

      A. The payroll deduction authorized by the Participant for purposes of acquiring shares of common stock under the Plan may be any multiple of one percent (1%) of the Participant's Eligible Earnings during each Purchase Period within that offering period, up to the maximum percentage established by the Plan
Administrator prior to the start of such offering period, but in no event more than ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

      (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as practicable after filing the appropriate form with the Purchase Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.

      (ii) The Participant may, at least two weeks prior to the commencement of any new Purchase Period within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Purchase Plan Administrator. The new rate (which may not exceed the prescribed maximum for that offering period) shall become effective as of the start date of the Purchase Period following the filing of such form.

      B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

      C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

      D. The Participant's acquisition of common stock under the Plan on any Purchase Date shall neither limit, except to the extent limited pursuant to Section VIII, nor require the Participant's acquisition of common stock on any subsequent
Purchase Date, whether within the same or a different offering period.


VII.  PURCHASE RIGHTS

      A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be
(iii)granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of common stock, upon the terms and conditions set forth below, in one or more installments over the remainder of such offering period. The Participant shall execute a Participation Form embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

      Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code
Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

      B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in one or more installments on each Purchase Date within the offering period, and shares of common stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Period ending on such Purchase Date (together with any carryover deductions from the preceding Purchase Period) to the purchase of whole shares of common stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date.

      C. PURCHASE PRICE. The purchase price per share at which common stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of common stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of common stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of common stock on the start date of that offering period.

      D. NUMBER OF PURCHASABLE SHARES. The number of shares of common stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date (together with any carryover deductions from the preceding Purchase Period) by the purchase price in effect for the Participant for that Purchase Date. However, the number of shares of common stock purchasable per Participant on any one Purchase Date shall not exceed the limit set forth in Section VIII or the maximum number designated by the Plan Administrator for that Purchase Date prior to the start date of the offering period in which such Purchase Date occurs, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. Until otherwise designated by the Plan Administrator, the maximum number of shares of common stock purchasable per Participant on any one Purchase Date shall be limited to one thousand (1,000) shares.

      E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of common stock on any Purchase Date because they are not sufficient to purchase a whole share of common stock shall be held for the purchase of common stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of common stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded.

      F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

      (i) A Participant may, at any time at least two weeks prior to the commencement of any new Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Purchase Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant's election, be refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

      (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan by filing a Participation Form at least two weeks prior to the commencement of any new Purchase Period within that offering period.

      (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable until two weeks prior to the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be added to the Participant's account during such unpaid leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

      G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole shares of common stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of common stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of common stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of common stock on such start date.

      The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

      H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of common stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, shall be refunded.

      I. ASSIGNABILITY. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

      J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      A Participant shall be entitled to receive, as soon as practicable after each Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a designated brokerage account.


VIII.      ACCRUAL LIMITATIONS

      A. No Participant shall be entitled to accrue rights to acquire common stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase common stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

      B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

      (i) The right to acquire common stock under each outstanding purchase right shall accrue in one or more installments on each successive Purchase Date during the offering period on which such right remains outstanding; and

      (ii) No right to acquire common stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire common stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of common stock, determined on the basis of the Fair Market Value of such stock on the date or dates of grant (Entry Date), for each calendar year such rights were at any time outstanding.

      C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be refunded.

      D. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this
Article VIII shall be controlling.


IX.   EFFECTIVE DATE AND TERM OF THE PLAN

      A. The Plan became effective on June 28, 1980. At the 1984 and 1986 Annual Meetings, the Corporation's stockholders approved 1,000,000 and 500,000-share increases, respectively, in the number of shares of common stock authorized for issuance over the term of the Plan. At the 1992 Annual Meeting, the Corporation's stockholders approved an additional increase of 5,000,000 shares, bringing the total number of shares of common stock reserved for issuance over the term of the Plan to 9,500,000 shares.

      B. On January 26, 1995, the Board approved this restatement of the Plan, to become effective on July 29, 1995, subject to approval by the Corporation's stockholders at the 1995 Annual Meeting. This restatement provides the Plan Administrator with more flexibility in structuring the offering periods and purchase intervals in effect under the Plan and in establishing the rights and limitations governing plan participation. In the event stockholder approval is not obtained at the 1995 Annual Meeting, the Plan will continue in full force and effect in accordance with the terms and provisions in effect immediately prior this restatement.

      C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.


X.    AMENDMENT OF THE PLAN

      The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of common stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization,
(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of common stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.


XI.   GENERAL PROVISIONS

      A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

      B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

      C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


XII.  DISPOSITION OF SHARES

      A. The Plan Administrator may, in its absolute discretion, impose, as a condition to the issuance of the shares of common stock purchased under the Plan, the requirement that each Participant provide the Corporation with prompt notice of any transfer or other disposition of those shares which is effected within two (2) years after Participant's Entry Date into the offering period in which the shares were purchased or within one year after the Purchase Date on which those shares were in fact purchased. The Plan Administrator may further require the certificate evidencing such shares to be endorsed with a legend indicating the existence of such notice requirement and impose appropriate stop transfer orders with respect to such certificate in the absence of such notice.

      B. The Corporation shall not record on its books of record any transfer or other disposition of the shares of common stock issued under the Plan which is not effected in compliance with the foregoing notice requirement. Moreover, the Corporation may impose, as a condition to the recordation of such transfer or disposition, the requirement that the Participant satisfy all federal, state and local income and employment tax withholding obligations applicable to such transfer or disposition.

                               Schedule A

                Corporations Eligible to Participate in the
                       Employee Stock Purchase Plan
                         As of the Effective Date


                            Amdahl Corporation

                    Amdahl Federal Service Corporation

                      Amdahl Australia Pty., Limited

                Amdahl Computersysteme Gesellschaft m.b.H.

                            Amdahl Belgium S.A.

                          Amdahl Ireland Limited

                           Amdahl Canada Limited

                    Amdahl Danmark Computer Systems A/S

                            Amdahl France S.A.

                          Amdahl Deutschland GmbH

            Amdahl International Corporation, Hong Kong Branch

                           Amdahl Italia S.p.A.

                           Amdahl Nederland B.V.

           Amdahl International Corporation, New Zealand Branch

                             Amdahl Norge A/S

          Amdahl International Corporation, sucursal em Portugal

            Amdahl International Corporation, Singapore Branch

                Amdahl Computer Systems, Sucursal en Espana

         Amdahl International Corporation U.S.A., filial, Sverige

                            Amdahl (Schweiz) AG

           Amdahl Pacific Basin Operations, Inc. Thailand Branch

                           Amdahl (U.K.) Limited

APPENDIX


      The following definitions shall be in effect under the Plan:

      A.   BOARD shall mean the Corporation's Board of Directors.

      B. CODE shall mean the Internal Revenue Code of 1986, as amended.

      C. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

      D. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

      E. CORPORATION shall mean Amdahl Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Amdahl Corporation, which shall by appropriate action adopt the Plan.

      F. EFFECTIVE DATE shall mean July 29, 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

      G. ELIGIBLE EARNINGS shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (i) any commissions paid to the Participant which serve as base salary equivalents and (ii) any pre-tax contributions made by the Participant to any Code section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Prior to the start date of any offering period, the Plan Administrator may determine that the Eligible Earnings for that offering period shall also include each of the following items of compensation: all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments paid to a Participant by one or more Participating Companies. In no event, however, shall any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established be included as Eligible Earnings.

      H. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

      I. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

      J. FAIR MARKET VALUE per share of common stock on any relevant date shall be the mean between the highest and lowest quoted trading prices per share on such date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on the exchange. If there are no reported sales for such date, then the mean of the highest and lowest quoted trading prices for the last previous date for which such quotations exist will determine the Fair Market Value.

      K. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

      L. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Plan Administrator to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

      M.   PLAN shall mean the Corporation's Restated Employee
Stock Purchase Plan, as set forth in this document.

      N.   PLAN ADMINISTRATOR shall mean the Compensation
Committee of the Board in its capacity as the administrator of the Plan.

      O. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be October 27,
1995.

      P. PURCHASE PERIOD shall mean each successive period within the offering period at the end of which there shall be purchased shares of common stock on behalf of each Participant.

      Q. PURCHASE PLAN ADMINISTRATOR shall mean the individual(s) responsible for the day-to-day administration of the Plan.

      R. SECURITIES ACT shall mean the Securities Act of 1933, as amended.


                       AMDAHL CORPORATION

                    1994 STOCK INCENTIVE PLAN
              (As Amended through January 25, 1995)


                           ARTICLE ONE

                             GENERAL


I. PURPOSES OF THE PLAN

     A. This 1994 Stock Incentive Plan (the "Plan") is intended to promote the interests of Amdahl Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors or the board of directors of any subsidiary corporation and (iii) those consultants and other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its subsidiary corporations).

     B. The Plan became effective upon its approval by the Corporation's stockholders at the 1994 Annual Meeting held on May
5, 1994. Such date is hereby designated as the Effective Date of the Plan.

     C. This Plan shall serve as the successor to the Corporation's four previous stock programs: the Stock Option Plan
(1971), the Stock Option Plan (1974), the Non-Qualified Stock Option Plan (1982) and the Restricted Stock Plan (collectively, the "Predecessor Plans"), and no further option grants or stock issuances shall be made under the Predecessor Plans after the Effective Date. All options outstanding under the Predecessor Plans and all unvested shares issued thereunder as of such Effective Date shall immediately be incorporated into this Plan and treated as outstanding options and share issuances under this Plan. However, each outstanding option and share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such option grant or share issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options or share issuances with respect to their acquisition of shares of the Corporation's common stock, par value of $.05 per share, thereunder.


II.  DEFINITIONS

          For purposes of the Plan, the following definitions shall be in effect:

          1934 Act:   the Securities and Exchange Act of 1934, as
amended.

          Award:   the written notification provided by the Plan
Administrator to a Participant in the Stock Issuance Program that shares of common stock are to be issued to such individual upon the attainment of one or more of the performance objectives specified in Article Six.

          Board:   the Corporation's Board of Directors.

          Change in Control:   a change in ownership or control
of the Corporation effected through any of the following transactions:

          - a direct acquisition by any person (or related group of persons) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than ten percent (10%) of the total combined voting power of the Corporation's outstanding securities;

          - the direct or indirect acquisition by any person or related group of persons, whether by tender or exchange offer made directly to the Corporation's stockholders, private purchases from one or more of the Corporation's stockholders, open market purchases or any other transaction, of additional securities of the Corporation which increases the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of the total securities holdings of such person (or related group of persons) to a level of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities; or

          - the direct or indirect acquisition by any person or related group of persons, whether by tender or exchange offer made directly to the Corporation's stockholders, private purchases from one or more of the Corporation's stockholders, open market purchases or any other transaction, of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities of the Corporation possessing sufficient voting power in the aggregate to elect an absolute majority of the Board (rounded up to the next whole number).

          Code:   the Internal Revenue Code of 1986, as amended.

          Committee:   a committee of two (2) or more non-
employee Board members appointed by the Board.

          Corporate Transaction:   any of the following
stockholder-approved transactions to which the Corporation is a party:

          - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

          - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          Employee:   an individual who performs services while
in the employ of the Corporation or one or more Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          Exercise Date:   the date on which the Corporation
shall have received written notice of the option exercise.

          Fair Market Value:   the mean between the highest and
lowest selling prices per share of common stock on the date in question on the principal exchange on which the common stock is then listed or admitted to trading, as the prices are officially quoted by the composite tape of transactions on such exchange.
If there are no reported sales of the common stock on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the last previous date for which quotations exist.

          Hostile Take-Over:   a change in ownership of the
Corporation effected through the following transaction:

          - the direct or indirect acquisition by any person or related group of persons of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; and

          - more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

          Incentive Option:   a stock option which satisfies the
requirements of Code Section 422.

          Involuntary Termination:   the termination of the
Service of any Optionee or Participant which occurs by reason of:

          - such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct; or

          -    such individual's voluntary resignation following
     (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility,
     (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          Misconduct:   the commission of any act of fraud,
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or its Subsidiaries, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any Subsidiary may consider as grounds for the dismissal or discharge of any Optionee, Participant or other individual in the Service of the Corporation.

          Newly Issued Shares:   shares of common stock drawn
from the Corporation's authorized but unissued shares of common stock.

          Non-Statutory Option:   a stock option not intended to
meet the requirements of Code Section 422.

          Optionee:   any person to whom an option is granted
under the Discretionary Option Grant, Automatic Option Grant or
Salary Reduction Grant Program in effect under the Plan.

          Participant:   any person who receives a direct
issuance of common stock under the Stock Issuance Program in effect under the Plan.

          Permanent Disability or Permanently Disabled:   the
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program in effect under Article Three and the Stock Fee Program in effect under Article Four, Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to perform his or her normal duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Plan Administrator:   the committee of two (2) or more
non-employee Board members appointed by the Board to administer the Discretionary Option Grant, the Salary Reduction and the
Stock Issuance Programs.

          Service:   the provision of services on a periodic
basis to the Corporation or any Subsidiary in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          Subsidiary:   each corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain. For purposes of the grant of Non-Statutory Options and stock appreciation rights under the Discretionary Option Grant Program, the grant of Non-Statutory Options under the Salary Reduction Grant Program and direct stock issuances under the Stock Issuance Program, the term Subsidiary shall also include any partnership, joint venture or other business entity in which the Corporation owns, directly or indirectly through one or more Subsidiaries, a fifty percent (50%) or greater capital or profit interest.

          Take-Over Price:   the greater of (i) the Fair Market
Value per share of common stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of common stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          Treasury Shares:   shares of common stock reacquired by
the Corporation and held as treasury shares.

III. STRUCTURE OF THE PLAN

     A. STOCK PROGRAMS. The Plan shall be divided into five separate components:

          - The Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock in accordance with the provisions of Article Two.

          - The Automatic Option Grant Program, under which non-employee Board members shall automatically receive special option grants at periodic intervals to purchase shares of common stock in accordance with the provisions of Article Three.

          - The Stock Fee Program, under which the non-employee Board members may elect to apply all or a portion of their annual retainer fee to the acquisition of shares of common stock in accordance with the provisions of Article
     Four.

          - The Salary Reduction Grant Program, under which eligible individuals may, pursuant to the provisions of Article Five, elect to have a portion of their base salary reduced each year in return for options to purchase shares of common stock at an aggregate discount from the Fair Market Value of the option shares on the grant date equal to the salary reduction amount.

          - The Stock Issuance Program, under which eligible individuals may, pursuant to the provisions of Article Six, be issued shares of common stock directly, (i) through the immediate purchase of such shares at a price less than, equal to or greater than their Fair Market Value at the time of issuance, (ii) as a bonus tied to the performance of services or the attainment of financial or other objectives, or (iii) pursuant to the individual's election to receive such shares in lieu of base salary.

     B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Seven shall apply to the Discretionary Option Grant, Automatic Option Grant, Salary Reduction Grant, Stock Issuance and Stock Fee Programs and shall accordingly govern the interests of all individuals under the Plan.


IV.  ADMINISTRATION OF THE PLAN

     A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Salary Reduction Grant and Stock Issuance Programs. No Board member shall be eligible to serve on the Committee if such individual has, within the twelve (12)-month period immediately preceding the date such individual is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Subsidiary), other than pursuant to the Automatic Option Grant Program specified in Article Three or the Stock Fee Program specified in Article Four or the predecessor automatic option grant program in effect under the Stock Option Plan (1974). Members of the Committee shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

     B. The Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant, Salary Reduction Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of each such program and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary Reduction Grant or Stock Issuance Program or any outstanding option or stock issuance thereunder.

     C. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted or shares issued under the Plan.

     D. Administration of the Automatic Option Grant and the Stock Fee Programs shall be self-executing in accordance with the express terms and conditions of Articles Three and Four, respectively, and the Plan Administrator shall not exercise any discretionary functions with respect to the option grants or stock issuances made pursuant to such programs.


V.   ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two, the Salary
Reduction Grant Program under Article Five and the Stock Issuance
Program under Article Six are as follows:

          -    officers and other key employees of the
     Corporation (or its Subsidiaries) who render services which contribute to the management, growth and financial success of the Corporation (or its Subsidiaries); and

          - those consultants or other independent contractors who provide valuable services to the Corporation (or its Subsidiaries).

     B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant, Salary Reduction Grant or Stock Issuance Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its Subsidiaries). Such non-employee Board members shall, however, be eligible to participate in the Automatic Option Grant Program under Article Three and the Stock Fee Program under Article Four.

     C. The Plan Administrator shall have full authority to determine, (i) with respect to grants made under the Discretionary Option Grant and Salary Reduction Grant Programs, which eligible individuals are to receive such grants, the number of shares to be covered by each such grant, the status of any granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible individuals are to be selected for participation, the number of shares to be issued to each selected individual, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid for such shares.


VI.  STOCK SUBJECT TO THE PLAN

     A. Shares of the Corporation's common stock, par value of $.05 per share, (the "common stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of common stock or from reacquired shares of common stock, including shares repurchased by the Corporation on the open market. The number of shares of common stock reserved for issuance over the term of the Plan shall initially be fixed at 14,300,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve shall be comprised of (i) the number of shares which remain available for issuance under the Predecessor Plans as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grants under the Predecessor Plans (estimated to be 12,900,000 shares in the aggregate), plus
(ii) an additional increase of 1,400,000 shares of common stock. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

     B. The number of shares of common stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1995 calendar year, by an amount equal to one percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year; provided, however that each such one percent (1%) annual increase shall be subject to reduction to the extent necessary so that the maximum number of shares of common stock available immediately thereafter for future option grants and direct stock issuances under the Plan shall not exceed 5,000,000 shares, subject to adjustment from time to time in accordance with the provisions of this
Section VI. None of the additional shares resulting from such annual increases may be made the subject of Incentive Options granted under the Plan.

     C. From and after the Effective Date, the total number of shares of common stock for which any one individual participating in the Plan may be granted stock options or concurrently or independently exercisable stock appreciation rights and may receive direct stock issuances shall be limited to 2,000,000 shares in the aggregate over the term of the Plan, subject to periodic adjustment for certain changes in the Company's capital structure in accordance with the provisions of this Section VI.

     D. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised under the Plan and all share issuances under the Plan (other than issuances in payment of exercised stock appreciation rights), whether or not the issued shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of common stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of common stock or should shares of common stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a share issuance under the Plan, then the number of shares of common stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of common stock actually issued to the holder of such option or share issuance.

     E. Should any change be made to the common stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the limit on the number and/or class of securities which are allowed to remain available for future option grants and direct stock issuances in connection with the automatic one percent (1%) increase to the share reserve effected each year under the Plan,
(iii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, concurrently or independently exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly elected or continuing non-employee Board member under the Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each option and stock appreciation right outstanding under the Plan (including each option incorporated into this Plan from the Predecessor Plans). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. ARTICLE TWO

               DISCRETIONARY OPTION GRANT PROGRAM


I.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A.   EXERCISE PRICE.

          1.   The exercise price per share under this Article
Two shall be fixed by the Plan Administrator in accordance with the following provisions:

               (i) The exercise price per share of common stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such common stock on the grant date; and

               (ii) The exercise price per share of common stock subject to a Non-Statutory Option shall be the amount determined by the Plan Administrator at the time of grant and may be less than, equal to or greater than the Fair Market Value of such common stock on the grant date.

          2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of
Section I of Article Seven and the instrument evidencing the grant, shall be payable in one of the alternative forms specified below:

               (i) full payment in cash or check made payable to the Corporation's order;

               (ii) full payment in shares of common stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

               (iii) full payment in a combination of shares of common stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

               (iv) to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction (the "Immediate Sale Program").

     B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Article Two shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No Incentive Option shall, however, have a maximum term in excess of ten (10) years, and no Non-Statutory Option shall have a maximum term in excess of fifteen (15) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

     C.   TERMINATION OF SERVICE.

          1. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph I.C.7 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

          2. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

          3. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

          4. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

          5. Should the Optionee's Service be terminated for Misconduct, all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

          6. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this Section I.C, not only with respect to the number of vested shares of common stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable or in which the Optionee would otherwise have vested had such cessation of Service not occurred.

          7. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraphs I.C.1 and I.C.2 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

     D. STOCKHOLDER RIGHTS. An Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     E. REPURCHASE RIGHTS. The shares of common stock acquired under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

          1. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of common stock under this Article Two. Should the Optionee cease Service while holding any unvested shares purchased under such options, then the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

          2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          3.   The Plan Administrator shall have the
discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.


II.  INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

     A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the common stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Subsidiaries) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of common stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the federal tax laws.

     B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Subsidiaries, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of common stock on the grant date and the option term shall not exceed five (5) years measured from the grant date.

          Except as modified by the preceding provisions of this
Section II, the provisions of Articles One, Two and Seven shall apply to all Incentive Options granted hereunder.


III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL/
               HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of common stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof,
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction, or alternatively to provide for the subsequent acceleration of any outstanding options under this Article Two which do not otherwise accelerate at the time of the Corporate Transaction, should the Optionee's Service terminate through an Involuntary Termination effected within a designated period following the effective date of such Corporate Transaction. The Plan Administrator shall also have the authority to provide for the immediate termination of any of the Corporation's outstanding repurchase rights under this Article Two which do not otherwise terminate at the time of the Corporate Transaction, upon the subsequent termination of the Optionee's Service through an Involuntary Termination effected within a designated period following the effective date of such Corporate Transaction.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

     D. Each outstanding option under this Article Two that is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

     E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article
Two) upon the occurrence of a Change in Control or Hostile Take-Over. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service through an Involuntary Termination effected within a specified period following the Change in Control or Hostile Take-Over.

     F. Any options accelerated in connection with the Change in Control or Hostile Take-Over shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

     G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction, Change in Control or Hostile Take-Over shall remain exercisable as an incentive stock option under the federal tax laws only to the extent the dollar limitation of Section II of Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the federal tax laws.


IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the sole and exclusive authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of common stock but with an exercise price per share based upon the Fair Market Value of the common stock on the new grant date.


V.   STOCK APPRECIATION RIGHTS

     A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant to selected Optionees or other individuals eligible to receive option grants under the Discretionary Option Grant Program stock appreciation rights.

     B. Four types of stock appreciation rights shall be authorized for issuance under the Plan: (i) Tandem Stock Appreciation Rights ("Tandem Rights"), (ii) Concurrent Stock Appreciation Rights ("Concurrent Rights"), (iii) Independent Stock Appreciation Rights ("Independent Rights") and (iv)Limited Stock Appreciation Rights ("Limited Rights").

     C. The following terms and conditions shall govern the grant and exercise of Tandem Rights under this Article Two:

          1. One or more Optionees may be granted the Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Article Two stock option for shares of common stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          2. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of common stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          3. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five
(5) business days after the receipt of the rejection notice or
(ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. The following terms and conditions shall govern the grant and exercise of Concurrent Rights under this Article Two:

          1. One or more Optionees may be granted, upon such terms and conditions as the Plan Administrator may establish, the Concurrent Right to automatically receive an appreciation distribution from the Corporation at the same time the underlying stock option under this Article Two is exercised for the shares of common stock subject to such right. Accordingly, the Optionee shall, upon exercise of the option, receive both the purchased shares of common stock and the appreciation distribution payable on the covered shares.

          2. The amount of the distribution payable upon exercise of the Concurrent Right shall not exceed an amount equal to the excess of (i) the Fair Market Value (on the option exercise date) of the number of shares for which the option is exercised over (ii) the aggregate exercise price payable for such shares under that option.

          3. The distribution to which the Optionee shall become entitled under this Section V may be made in shares of common stock valued at Fair Market Value on the option exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     E. The following terms and conditions shall govern the grant and exercise of Independent Rights under this Article Two:

          1. One or more individuals eligible to participate in the Discretionary Option Grant Program may be granted an Independent Right not tied to any underlying Article Two stock option. The Independent Right shall be exercisable upon such terms and conditions as the Plan Administrator may establish and shall entitle the holder to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date of such right) of the shares of common stock subject to the exercised right over (ii) the aggregate base price in effect for those shares.

          2. The number of shares subject to the Independent Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Independent Right is granted. The base price may be less than, equal to or greater than the Fair Market Value (on the grant date of the right) of the shares subject to that right.

          3. The distribution to which the holder of the Independent Right shall become entitled under this Section V may be made in shares of common stock valued at Fair Market Value on the exercise date of such right, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     F. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

          1. One or more officers of the Corporation subject to the short-swing profit restrictions of the federal securities laws may, in the Plan Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

          2. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a Limited Right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of common stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of common stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

     3. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

     G. The shares of common stock subject to any stock appreciation right exercised under this Section V shall not be available for subsequent issuance under the Plan.

                        ARTICLE THREE

                 AUTOMATIC OPTION GRANT PROGRAM


I.   ELIGIBILITY

     A. ELIGIBLE OPTIONEES. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are first elected as non-employee Board members at the 1994 Annual Meeting of Stockholders, (ii) those individuals who are first elected or appointed as non-employee Board members after the date of such Annual Meeting, whether through appointment by the Board or election by the Corporation's stockholders, and
(iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Meetings beginning with the 1994 Annual Meeting of Stockholders. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Three.

     B. LIMITATION. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program and any share issuance to be made pursuant to the provisions of the Stock Fee Program under Article Four, non-employee Board members shall not be eligible to receive any option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its Subsidiaries).


II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. GRANT DATES. Options shall be granted under this Article Three as follows:

          1. Each individual who is first elected as an Eligible Director at the 1994 Annual Meeting of Stockholders shall automatically be granted on the date of such Annual Meeting a Non-Statutory Option to purchase 5,000 shares of common stock upon the terms and conditions of this Article Three.

          2. Each individual who first becomes an Eligible Director after the date of the 1994 Annual Meeting of Stockholders, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 5,000 shares of common stock upon the terms and conditions of this Article Three.

          3.   On the date of each Annual Meeting of
Stockholders, beginning with the 1994 Annual Meeting, each individual who is at that time re-elected as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase an additional 5,000 shares of common stock upon the terms and conditions of this Article Three, provided such individual has served as a Board member for at least twelve (12) months.

     B. NO LIMITATION. There shall be no limit on the number of such 5,000-share annual option grants any one Eligible Director may receive over his or her period of Board service.
The number of shares for which the automatic option grants are to be made to newly elected or continuing Eligible Directors shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.E. of Article One.

     C. EXERCISE PRICE. The exercise price per share of common stock of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of common stock on the automatic grant date.

     D. PAYMENT. The exercise price shall be payable in any of the alternative forms authorized under Section I.A.2 of Article Two. To the extent the option is exercised for any unvested shares, the Optionee must execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of the purchased shares at any time while those shares remain subject to the Corporation's repurchase right.

     E. OPTION TERM. Each automatic grant made under this Article Three prior to the 1995 Annual Stockholders Meeting shall have a maximum term of ten (10) years measured from the automatic grant date. Each automatic grant made at the 1995 Annual Stockholders Meeting or at any time after the date of that Annual Meeting shall have a maximum term of fifteen (15) years measured from the automatic grant date.

     F. EXERCISABILITY/VESTING. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to the initial automatic grant made to each non-employee Board member upon his or her initial appointment or election to the Board shall vest, and the Corporation's repurchase right shall lapse, in two (2) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.
The shares subject to each additional automatic grant made to the non-employee Board member upon his or her re-election to the Board at one or more Annual Stockholder Meetings shall vest, and the Corporation's repurchase right shall lapse, in two (2) successive equal installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon Optionee's continuation in Board service through the day immediately preceding the date of the first Annual Stockholders Meeting following the grant date of the option and with the second such installment to vest upon Optionee's continuation in Board service through the day immediately preceding the date of the second Annual Stockholders Meeting following the grant date of the option.

          Vesting of the option shares shall be subject to acceleration as provided in Section II.H.3, Section II.H.4 and
Section III of this Article Three. In no event shall any additional option shares vest after the Optionee's cessation of Board service, except as otherwise provided pursuant to Section II.H.3 or Section II.H.4 of this Article Three.

     G. NON-TRANSFERABILITY. During the lifetime of the Optionee, the automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

     H.   TERMINATION OF BOARD SERVICE.

          1. Except as otherwise provided in subparagraph 2, 3 or 4 below, should the Optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under this Article Three, then such individual shall have a six
(6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service. However, each such option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not otherwise at that time vested under such option.

          2. Should an Optionee with less than four (4) years of service on the Board die within the six (6)-month period following the date of his or her cessation of Board service, then any automatic option grant held by the Optionee at the time of his or her death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

          3. Should the Optionee cease to serve as a Board member for any reason (other than removal for cause) following his or her completion of four (4) or more years of service on the Board, then the shares of common stock at the time subject to each automatic option grant held by the Optionee shall immediately vest in full (and the Corporation's repurchase right with respect to those shares shall terminate), and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have until the expiration date of the option term in which to exercise such option for any or all of those vested shares of common stock.

          4. Should the Optionee die or become Permanently Disabled while serving as a Board member, then the shares of common stock at the time subject to each automatic option grant held by the Optionee shall immediately vest in full (and the Corporation's repurchase right with respect to those shares shall terminate), and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have until the expiration date of the option term in which to exercise such option for any or all of those vested shares of common stock.

          5. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 4 above or (if earlier) upon the expiration of the option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee is vested at the time of his or her cessation of Board service but for which such option is not otherwise exercised.

     I. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to that option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     J. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the form
Automatic Stock Option Agreement attached as Exhibit A to the
Plan.


III. CORPORATE TRANSACTION/CHANGE IN CONTROL/
               HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, the shares of common stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of common stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of common stock. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to remain outstanding, except to the extent one or more such grants are assumed by the successor entity or its parent corporation.

     B. In connection with any Change in Control or Hostile Take-Over of the Corporation, the shares of common stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control or Hostile Take-Over, become fully exercisable for all of the shares of common stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of common stock. Each option shall remain so exercisable for all the option shares following the Change in Control or Hostile Take-Over until the expiration or sooner termination of the option term.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall also have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of common stock at the time subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of common stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under the Plan.

     D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.

                         ARTICLE FOUR

                        STOCK FEE PROGRAM


I.   ELIGIBILITY

          Each individual serving as a non-employee Board member shall be eligible to elect to apply all or any portion of the annual retainer fee otherwise payable to such individual in cash to the acquisition of unvested shares of common stock upon the terms and conditions of this Article Four.


II.  ELECTION PROCEDURE

     A. FILING. The non-employee Board member must make the stock-in-lieu-of-fee election prior to the start of the calendar year for which the election is to be effective. The first calendar year for which any such election may be filed shall be the 1995 calendar year. The election, once filed, shall be irrevocable. The election for any upcoming calendar year may be filed at any time prior to the start of that year, but in no event later than December 31 of the immediately preceding calendar year. The non-employee Board member may file a standing election to be in effect for two (2) or more consecutive calendar years or to remain in effect indefinitely until revoked by written instrument filed with the Plan Administrator at least six
(6) months prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

     B. ELECTION FORM. The election must be filed with the Plan Administrator on the appropriate form provided for this purpose. On the election form, the non-employee Board member must indicate the percentage or dollar amount of his or her annual retainer fee to be applied to the acquisition of unvested restricted shares under this Article Six Program.


III. SHARE ISSUANCE

     A. ISSUE DATE. On the first trading day in January of the calendar year for which the election is effective, the portion of the retainer fee subject to such election shall automatically be applied to the acquisition of shares of common stock by dividing the elected dollar amount by the Fair Market Value per share of common stock on that trading day. The number of issuable shares shall be rounded down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation as partly-paid shares until the non-employee Board member vests in those shares. The non-employee Board member shall have full shareholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

     B. VESTING. Upon completion of each calendar month of Board service during the year for which the election is in effect, the non-employee Board member shall vest in one-twelfth (1/12) of the issued shares, and the stock certificate for those shares shall be released from escrow. Immediate vesting in all the issued shares shall occur in the event (i) the non-employee Board member should die or become Permanently Disabled during his or her period of Board service or (ii) there should occur a Corporate Transaction, Change in Control or Hostile Take-Over occur while such individual remains in Board service. Should such individual cease Board service prior to vesting in one or more monthly installments of the issued shares, then those unvested shares shall be cancelled by the Corporation, and the non-employee Board member shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further shareholder rights with respect to such shares.


IV.  AMENDMENT OF THE STOCK FEE PROGRAM PROVISIONS

     A. LIMITED AMENDMENTS. The provisions of this Stock Fee Program, together with the unvested share issuances outstanding under this Article Four, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.

                        ARTICLE FIVE

                 SALARY REDUCTION GRANT PROGRAM


I.   ELIGIBILITY

          The Plan Administrator shall have plenary authority to select, prior to the start of each calendar year, the particular key employees who shall be eligible for participation in the Salary Reduction Grant Program for that calendar year. In order to participate for a particular calendar year, each selected individual must, prior to the start of that calendar year, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated multiple of one percent (1%), but in no event less than five percent (5%).

          The Plan Administrator shall review the filed authorizations and determine whether to approve, in whole or in part, one or more of those authorizations. To the extent the Plan Administrator approves one or more authorizations, the individuals who filed those authorizations shall be granted options under this Salary Reduction Grant Program. To the extent one or more authorizations are not approved by the Primary Committee, those authorizations shall have no force or effect and no options shall be granted under this Article Five to the individuals who filed those authorizations.

          To the extent options are granted under the Salary Reduction Grant Program, such options shall be Non-Statutory Options evidenced by instruments in such form as the Primary Committee shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.


II.  TERMS AND CONDITIONS OF OPTION

     A.   EXERCISE PRICE.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of common stock on the grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in any of the alternative forms authorized under Section I.A.2 of Article Two.

     B. NUMBER OF OPTION SHARES. The number of shares of common stock for which each grant under this Article Five is to be made to a selected Optionee shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                   A
               -------------
               (B x 66-2/3%) = X, where

               X is the number of option shares;

               A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year; and

               B is the Fair Market Value per share of common stock on the date of the grant.

     C.   TERM AND EXERCISE OF OPTIONS.

          1. Each option shall have a maximum term of ten (10) years measured from the grant date. Provided the Optionee continues in Service, the option shall become exercisable for (i) fifty percent (50%) of the option shares on the last day of June in the calendar year for which the option is granted and for (ii) the balance of the option shares in a series of six (6) successive equal monthly installments on the last day of each of the next six (6) calendar months.

          2. During the Optionee's lifetime, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

     D.   EFFECT OF TERMINATION OF SERVICE.

          1. Should an Optionee cease Service for any reason after his or her outstanding option under this Article Five has become exercisable in whole or in part, then that option shall remain exercisable, for any or all of the shares for which the option is exercisable on the date of such cessation of Service, until the expiration of the ten (10)-year option term or its sooner termination under Section III.A. of this Article Five. Following the Optionee's death, such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the expiration of the ten (10)-year option term or its sooner termination under Section III.A. of this Article Five.

          2. Should the Optionee die before his or her outstanding option under this Article Five becomes exercisable for any of the option shares, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall nevertheless have the right to exercise such option for up to that number of option shares equal to (i) one-twelfth (1/12) of the total number of option shares multiplied by (ii) the number of full calendar months which have elapsed between the first day of the calendar year for which the option was granted and the last day of the calendar month during which the Optionee ceases Service. Such right of exercise shall lapse, and the option shall terminate, upon the earliest to occur of (i) the specified expiration date of the option term, (ii) the termination of the option under
Section III.A. of this Article Five or (iii) the third anniversary of the date of the Optionee's death. However, the option shall, with respect to any and all option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to remain outstanding with respect to those option shares.

          3. Should the Optionee become Permanently Disabled and cease by reason thereof to remain in Service before his or her outstanding option under this Article Five becomes exercisable for any of the option shares, then the Optionee shall nevertheless have the right to exercise such option for up to that number of option shares equal to (i) one-twelfth (1/12) of the total number of option shares multiplied by (ii) the number of full calendar months which have elapsed between the first day of the calendar year for which the option was granted and the last day of the calendar month during which the Optionee ceases Service. Such right of exercise shall lapse, and the option shall terminate, upon the expiration of the ten (10)-year option term or its sooner termination under Section III.A. of this Article Five. However, the option shall, with respect to any and all option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to remain outstanding with respect to those option shares.

          4. Except to the limited extent specifically provided in subparagraphs 2 and 3 above, should the Optionee cease for any reason to remain in Service before his or her outstanding option under this Article Five first become exercisable for one or more option shares, then that option shall immediately terminate upon such cessation of Service and shall cease to remain outstanding.

     E. STOCKHOLDER RIGHTS. The Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for those shares.


III. CORPORATE TRANSACTION/CHANGE IN CONTROL/
               HOSTILE TAKE-OVER

     A. Should any Corporate Transaction occur while the Optionee remains in Service, then each outstanding option held by such Optionee under this Article Five shall become exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all of the shares at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares of common stock. Immediately following the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor entity or its parent corporation.

     B. Upon the occurrence of (i) a Hostile Take-Over while the Optionee remains in Service or (ii) the Involuntary Termination of the Optionee's Service following a Change in Control, each outstanding option held by such Optionee under this Article Five shall immediately become exercisable for all of the shares at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares of common stock. The option shall remain so exercisable until the expiration of the ten (10)-year option term.

     C. Option grants under this Article Five shall not affect the Corporation's right to adjust, reclassify, reorganize or change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any or all of its assets.

                          ARTICLE SIX

                     STOCK ISSUANCE PROGRAM


I.   TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares of common stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Six.

     A.   Consideration

          1. Newly Issued Shares shall be issued under the Stock Issuance Program for one or more of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

                    (i)   full payment in cash or check made
     payable to the Corporation's order;

                    (ii)   a promissory note payable to the
     Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                    (iii)   past services rendered to the
     Corporation or any Subsidiary.

          2. Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than, equal to or greater than the Fair Market
Value of such shares at the time of issuance, but in no event less than the par value per issued share of common stock.

          3. Treasury Shares may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1 above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service.

          4.   Treasury Shares may also, in the Plan
Administrator's absolute discretion, be issued pursuant to an irrevocable election by the Participant to receive a portion of his or her base salary in shares of common stock in lieu of such base salary. Any such issuance shall be effected in accordance with the following guidelines:

          - On the first trading day in January of the calendar year for which the election is effective, the portion of base salary subject to such election shall automatically be applied to the acquisition of common stock by dividing the elected dollar amount by the Fair Market Value per share of the common stock on that trading day.
     The number of issuable shares shall be rounded down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation until the Participant vests in those shares. The Participant shall have full stockholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

          - Upon completion of each calendar month of Service during the year for which the election is in effect, the Participant shall vest in one-twelfth (1/12) of the issued shares, and the stock certificate for those shares shall be released from escrow. All the issued shares shall immediately vest upon (i) the occurrence of a Corporate Transaction or Hostile Take-Over while such individual remains in Service or (ii) the Involuntary Termination of the Participant's Service following a Change in Control. Should the Participant otherwise cease Service prior to vesting in one or more monthly installments of the issued shares, then those unvested shares shall immediately be surrendered to the Corporation for cancellation, and the Participant shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further stockholder rights with respect to such shares.

          5. In lieu of the immediate issuance of shares of common stock under the Stock Issuance Program, the Plan Administrator may condition the actual issuance of those shares upon the attainment by the Corporation, any designated Subsidiary or division of the Corporation or the individual Participant of one or more performance objectives established by the Plan Administrator at the time the Participant is provided with the notice of such contingent Award.

     B.   VESTING PROVISIONS

          1. The shares of common stock issued under the Stock Issuance Program (other than shares issued in lieu of salary) may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in installments over the Participant's period of Service. The Plan Administrator shall have the authority to condition either the actual issuance of the shares of common stock subject to an Award made under the Stock Issuance Program or the subsequent vesting of any unvested shares of common stock issued under the Stock Issuance Program upon the attainment by the Corporation, any designated Subsidiary or division of the Corporation or the individual Participant of one or more following performance objectives:

     -  earnings per share              -  return on assets
     -  revenue                         -  market share
     -  stock price                     -  customer satisfaction
     -  operating income                -  time to market
     -  consolidated pre-tax profit     -  employee development
     -  operating profit margin         -  quality
     -  return on equity                -  cash
     -  inventory                       -  employee satisfaction
     -  gross margin                    -  market perception

          The Plan Administrator shall have complete discretion to condition either the actual issuance of the shares of common stock subject to the Award or the subsequent vesting of the issued shares upon the attainment of (i) one particular performance objective, (ii) one of a series of alternative performance objectives or (iii) any combination of two or more performance objectives, as the Plan Administrator deems appropriate in each instance. The specific target for each selected performance objective shall be established by the Plan Administrator either (i) at the time the Award is made, if the shares subject to that Award are not to be issued unless the target or targets are achieved, or (ii) at the time the shares of common stock are issued, if the subsequent vesting of those shares is subject to the attainment of the specified target or targets.

          2. The remaining elements of the vesting schedule applicable to any unvested shares of common stock issued under the Stock Issuance Program, namely:

               (i) any Service period to be completed by the Participant;

               (ii)   the number of installments in which the
     shares are to vest;

               (iii) the interval or intervals (if any) which are to lapse between installments; and

               (iv)   the effect which death, Permanent
     Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into either (i) the Award, if the shares subject to that Award are not to be issued until the applicable vesting requirements are satisfied, or (ii) the Issuance Agreement executed by the Corporation and the Participant, if the shares are to be issued initially as unvested shares.

          3. The Participant shall have full stockholder rights with respect to any shares of common stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration shall be issued, subject to (i) the same vesting requirements applicable to the Participant's unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of common stock under the Stock Issuance Program, then those shares shall be immediately cancelled by the Corporation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the cancelled shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such cancelled shares. The cancelled shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

          5. The Plan Administrator may in its discretion elect to waive the cancellation of one or more unvested shares of common stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of any Service requirement incorporated into the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of common stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service. However, the Plan Administrator shall not waive any performance objectives specified in Section I.B.1 above which serve as a condition to either the issuance of shares of common stock under the Stock Issuance Program or the subsequent vesting of any unvested shares actually issued under such Program.


II.  CORPORATE TRANSACTIONS/CHANGE IN CONTROL/
               HOSTILE TAKE-OVER

     A. Upon the occurrence of any Corporate Transaction, all unvested shares of common stock at the time outstanding under this Stock Issuance Program (other than shares issued in lieu of base salary) shall immediately vest in full and the Corporation's repurchase rights shall terminate, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority, exercisable at any time while unvested shares remain outstanding under this Stock Issuance Program, to provide for the immediate and automatic vesting of those unvested shares in whole or in part, and the termination of the Corporation's repurchase rights with respect to those shares, upon the occurrence of a Change in Control or Hostile Take-Over. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service through an Involuntary Termination effected within a specified period following the Change in Control or Hostile Take-Over.


III. TRANSFER RESTRICTIONS/SHARE ESCROW

     A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests.
Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST)
     DATED:                                        , A COPY OF
     WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE
     CORPORATION."

     B. The Participant shall have no right to transfer any unvested shares of common stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedures in effect under Section I.B.3 of this Article Six, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to the Participant's spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the transferred shares.

                         ARTICLE SEVEN

                          MISCELLANEOUS


I.   LOANS OR INSTALLMENT PAYMENTS

     A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the Salary Reduction Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the acquired shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.


II.  AMENDMENT OF THE PLAN AND AWARDS

     A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan, unless the Optionee or Participant consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program or the Stock Fee Program (or any stock options or unvested shares outstanding thereunder) shall be in compliance with the applicable limitations of Section IV of Article Three and Section III of Article Four. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted to newly elected or continuing non-employee Board members under Article Three or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, concurrently or independently exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, except for permissible adjustments under Section VI.E. of Article One, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Optionees or Participants.

     B. Options to purchase shares of common stock may be granted under the Discretionary Option Grant Program and the Salary Reduction Grant Program and shares of common stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program, the Salary Reduction Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable short term federal rate) for the period the shares were held in escrow.


III. TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of common stock upon the exercise of stock options or stock appreciation rights or the direct issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options (other than the automatic option grants made pursuant to Article Three) or unvested shares under the Stock Issuance Program with the right to use shares of common stock in satisfaction of all or part of the federal, state and local income and employment tax liabilities (the "Taxes") incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          - STOCK WITHHOLDING: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of common stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

          - STOCK DELIVERY: The holder of the Non-Statutory Option or the unvested shares may be provided with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of common stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.


IV.  EFFECTIVE DATE AND TERM OF PLAN

     A. This Plan became effective upon approval by the Corporation's stockholders at the 1994 Annual Meeting held on May
5, 1994. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after the date of 1994 Annual Meeting.

     B. On January 25, 1995, the Board approved an amendment to the Plan, subject to approval of the Corporation's stockholders at the 1995 Annual Meeting, to (i) extend the term for which options granted under the Automatic Option Grant Program may be exercised from ten (10) years to fifteen (15) years from the date of grant, (ii) provide for the immediate vesting of all shares purchased or purchasable by a non-employee Board member under the Automatic Option Grant Program in the event such individual's service on the Board terminates for any reason (other than removal for cause) after his or her completion of at least four
(4) years of Board service, and allow any outstanding options held by such non-employee Board member under the Automatic Option Grant Program to remain exercisable for fully-vested shares until the expiration of the option term, and (iii) identify a series of performance goals upon which the Plan Administrator may condition either the issuance of shares of common stock under the Stock Issuance Program or the subsequent vesting of any unvested shares actually issued under such Program. In the event that stockholder approval is obtained at the 1995 Annual Meeting, the item (ii) change will be in effect for all outstanding options under the Automatic Option Grant Program, whether made before or after the date of the amendment. The item (i) change will apply only to options granted on or after the date of the 1995 Annual Meeting.

     C. Each option issued and outstanding under the Predecessor Plans and each unvested share issued thereunder immediately prior to the Effective Date of this Plan shall be incorporated into this Plan and treated as an outstanding option or share issuance under this Plan, but each such option and share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or share issuances with respect to their acquisition of shares of common stock thereunder.

     D. One or more provisions or features of this Plan may, in the Plan Administrator's discretion, be extended to any or all stock options or share issuances outstanding under the Predecessor Plans on the Effective Date and incorporated into this Plan.

     E. The Plan shall terminate upon the earlier of (i) December 31, 2008 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of options or stock appreciation rights or the issuance of shares (whether vested or unvested) under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.


V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.


VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of common stock upon the exercise of the stock options and stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the common stock issued pursuant to it.

     B. No shares of common stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of common stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the common stock is then listed for trading.


VII. NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or Subsidiary) for any period of specific duration, and the Corporation (or any Subsidiary retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

                          ADDENDUM I

      Amdahl Corporation United Kingdom Stock Option Scheme

        ADDENDUM I TO AMDAHL 1994 STOCK INCENTIVE PLAN

      AMDAHL CORPORATION UNITED KINGDOM STOCK OPTION SCHEME


PREAMBLE

          This scheme is for the benefit of those employees of Amdahl Corporation and its subsidiary corporations who are subject to taxation in the United Kingdom. The terms and conditions of this scheme are established in order to render the scheme capable of approval as an approved share option scheme under Schedule 10 of the United Kingdom Finance Act of 1984 ("Schedule 10"). Accordingly, the terms and conditions of this scheme shall be interpreted in a manner consistent with Schedule
10. All options subject to the provisions of this scheme shall be specifically designated as "Approved U.K. Stock Options."

          This scheme is an addendum to the 1994 Stock Incentive Plan (the "Plan") and should be read in conjunction with the Plan. Accordingly, any options specifically designated as Approved U.K. Stock Options will be subject to the terms and conditions of the Plan except to the extent that such terms and conditions differ from (or are otherwise in conflict with) the express provisions of this scheme. Any term not otherwise defined in this scheme shall have the meaning set forth in
Section II, Article One of the Plan.

          (a)  ELIGIBILITY.  The individuals eligible to receive
Approved U.K. Stock Options shall be limited to:

               (i) any director of the Corporation or one or more of its Subsidiaries who normally devotes not less than an aggregate of 25 hours per week (excluding meal breaks) to the duties of such directorships, provided any such grant to a non-employee director shall be subject to the limitations of Article Three of the Plan; or

               (ii) any non-director employee of the Corporation or its Subsidiaries who is required under his terms of employment to provide not less than an aggregate of 20 hours per week of service (excluding meal breaks) to the Corporation or its Subsidiaries.

          An individual may not be granted, nor may an individual exercise, an Approved U.K. Stock Option if such individual has at the time (or had at any time during the preceding twelve (12) months) a material interest (within the meaning of paragraph 4(1)(b) of Schedule 10) in a close company (as defined under Chapter III of Part XI of the Taxes Act) which (i) is able to control the affairs of the Corporation or (ii) is one of a number of companies which among themselves beneficially own Qualified Stock possessing not less than three-quarters (3/4) of the total combined voting power of all classes of Qualified Stock of the Corporation and each of which beneficially owns not less than one-twentieth (1/20) of the total combined voting power of all classes of such stock. For purposes of this Paragraph (a), the term "Qualified Stock" shall mean all stock of the Corporation other than stock which entitles its holders to no right to share in the profits of the Corporation other than the right to receive a dividend at a fixed rate.

          (b) STOCK ISSUED PURSUANT TO EXERCISE OF APPROVED U.K. STOCK OPTIONS. The shares of common stock issued pursuant to the exercise of Approved U.K. Stock Options shall not be subject to any restrictions (as such term is defined in Schedule 10) other than restrictions which apply to all outstanding shares of common stock. The issuance of such shares must be effected within thirty (30) days after the date of exercise of the Approved U.K. Stock Options.

          (c) LOANS OR GUARANTEE OF LOANS. Notwithstanding the provisions of Section I, Article Seven of the Plan, (i) no financing shall be provided directly or indirectly by the Corporation or any of its Subsidiaries to the holders of Approved U.K. Stock Options for the purposes of assisting such individuals in the exercise of their Approved U.K. Stock Options and (ii) no holder of an Approved U.K. Stock Option shall be permitted to pay in installments the purchase price of stock acquired pursuant to the exercise of such option.

          (d) LIMITATION OF RIGHTS. Except as may subsequently be permitted by amendment to Schedule 10, no Optionee may be granted an Approved U.K. Stock Option under the Plan if such option would, at the time of grant, cause the Fair Market Value (as of the date of grant) of the common stock purchasable under all Approved U.K. Stock Options granted to such Optionee by (i) the Corporation, (ii) any company which controls (or at any time within the preceding twelve (12) months controlled) the Corporation, (iii) any company which is controlled by (or within the preceding twelve (12) months was controlled by) the Corporation, or (iv) any company which is (or within the preceding twelve (12) months was) under the control of the same person or persons as control the Corporation to exceed in the aggregate the greatest of:

                    (i)   100,000 pounds sterling;

                    (ii)   four (4) times the Optionee's Earnings
     for his current or immediately preceding tax year (whichever is greater); or

                    (iii)   if there are no Earnings for the
     previous tax year, four (4) times the Optionee's Earnings for the twelve (12)-month period measured from the first day of the current tax year for which there are Earnings.

          For purposes of this scheme, the term "Earnings" shall mean the Optionee's income from the office or position of employment which renders him eligible to receive Approved U.K. Stock Options, but only to the extent such income is subject to United Kingdom withholding taxes (i.e., PAYE). The term "Earnings", however, shall not include any taxable benefits-in-kind included in the Optionee's income pursuant to Chapter II of
Part III of the Finance Act 1976.

          (e) CHANGES IN CAPITALIZATION. No change or adjustment shall be effected pursuant to Section VI, Article One of the Plan to (i) the number and/or class of shares or other securities covered by an outstanding Approved U.K. Stock Option or (ii) the exercise price payable per share under an outstanding Approved U.K. Stock Option unless any approval required by the Board of Inland Revenue is first obtained.

          (f) AMENDMENT OF THE SCHEME. This scheme may not be amended without prior Inland Revenue approval. Accordingly, unless Board of Inland Revenue approval shall have been obtained for any amendment to the Plan, the terms and conditions of this scheme shall be determined by reference to the provisions of the Plan as in existence prior to such amendment.

          (g) SURRENDER OF OPTIONS. Notwithstanding Section III and V, Article Two and Section III, Article Three of the Plan, no
Approved U.K. Stock Option may be surrendered for a cash or stock payment from the Corporation.

          (h) EXERCISE UPON DEATH. Notwithstanding Section I.C. of Article Two and Section II.H. of Article Three of the Plan, upon the Optionee's death an Approved U.K. Stock Option may (i) in no event remain outstanding for more than one (1) year and
(ii) be exercised only by the deceased Optionee's personal representatives.

          (i) SHARE LIMITATIONS. Notwithstanding Section II.B., Article Seven of the Plan, no Approved U.K. Stock Option may be granted pursuant to the provisions of this scheme to purchase shares of common stock in excess of the number of shares then available for issuance under the Plan.

          (j)  STOCK SUBJECT TO THE SCHEME.  No Approved U.K.
Stock Option may be granted pursuant to the provisions of this scheme to purchase stock which does not satisfy the requirements of paragraphs 7 to 11 of Schedule 10.

          (k) IMMEDIATE SALE PROGRAM: DATE OF EXERCISE. Notwithstanding Section I.A., Article Two of the Plan, with respect to the exercise of an Approved U.K. Stock Option for which the option price is being provided through use of the Immediate Sale Program, the option shall be considered to have been exercised as of the date written notice of exercise of the option is delivered to the Corporation provided the option price is paid within thirty (30) days thereof.


                       AMDAHL CORPORATION
         SHORT-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN


     1.   PURPOSES OF THE PLAN

     1.1 This Short-Term Executive Incentive Performance Plan (the "Plan") is intended to promote the interests of AMDAHL CORPORATION (the "Corporation") and its Subsidiaries by providing a select group of employees of the Corporation and its Subsidiaries who are primarily responsible for the management, growth and success of the business with the opportunity to participate in a special cash bonus program designed to reward them for their contribution to the Corporation's financial success and to provide them with an incentive to continue in the employ of the Corporation and its Subsidiaries.


     2.   ADMINISTRATION OF THE PLAN

     2.1 The Plan shall be administered by a committee (the "Committee") of two (2) or more non-employee members of the Corporation's Board of Directors (the "Board") appointed from time to time by the Board. Each member of the Committee shall be a disinterested person who satisfies the requirements of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). However, until the first stockholder meeting at which members of the Board are to be elected which is held on or after January 1, 1996, the Committee may be comprised of two (2) or more non-employee Board members appointed by the Board who are disinterested persons within the meaning of Rule 16b-3(c)(2) of the Securities and Exchange Commission. The Committee shall have full authority to administer the Plan and shall from time to time select the eligible employees who are to participate in the Plan.

     2.2 The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for plan administration shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

     2.3 For purposes of the Plan, the following definitions shall be in effect:

     Account: The Account of each participant shall be the account maintained in his/her name on the books of the Corporation to which there shall be credited the participant's share of the awards made for each fiscal year of participation in the Plan. The Account of each participant shall be divided into a series of subaccounts in accordance with the provisions of
Section 5.2(b).

     Active Participant: An Active Participant shall, for each fiscal year the Plan remains in effect, be any individual selected for participation in the Plan, whether in the current fiscal year or in any earlier fiscal year, who has not otherwise been excluded by the Committee from receiving an allocation of the incentive award made under the Plan for the current fiscal year.

     Eligible Earnings: The participant's Eligible Earnings for any relevant fiscal year under the Plan shall be equal to (i) his/her base salary for such fiscal year plus (ii) any cash bonus (other than awards under this Plan or the Corporation's Long Term Incentive Performance Plan) earned for services rendered in such fiscal year and payable in the immediately succeeding fiscal year.

     Employee: A participant shall be deemed to continue in Employee status for so long as the participant remains in the active employ of the Corporation or one or more of its Subsidiaries.

     Normal Retirement Date: The participant's Normal Retirement Date shall be the latest to occur of (i) the first date on which the sum of the participant's age and Years of Service total at least seventy (70) years, (ii) the date on which the participant attains age fifty-five (55) or (iii) the date on which the participant completes ten (10) Years of Service.

     Permanent Disability:    A participant shall be deemed to
have terminated Employee status by reason of Permanent Disability if he/she is unable, by reason of any physical or mental impairment or illness expected to result in death or to continue for a period of twenty-four (24) consecutive months or more, to perform his/her usual duties for the Corporation or Subsidiary employing such individual.

     Subsidiary:     Each corporation (other than the
Corporation) in any unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary of the Corporation, provided such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Year of Service: The participant shall be credited with one Year of Service under the Plan for each twelve (12)-month period, measured from his/her date of hire, during which he/she remains an Employee (whether or not the months of Employee status included within such period are rendered consecutively). Any period intervening between the participant's termination of Employee status and his/her subsequent rehire shall not be taken into account for Year of Service purposes.

     3.   DETERMINATION OF PARTICIPANTS

     3.1 The persons who shall be eligible to participate in the Plan shall be those executive officers of the Corporation and other key employees primarily responsible for the management, growth and financial success of the Corporation who are recommended for participation in the Plan by the Chairman of the Board and approved by the Committee.

     3.2 Each individual selected for participation in the Plan shall remain an Active Participant for each fiscal year during which that individual continues in Employee status, except to the extent the Committee should, by appropriate resolution, elect to exclude such individual from Active Participant status for one or more of those fiscal years. The Committee shall have complete discretion to exclude one or more existing participants from Active Participant status for any fiscal year or years the Committee deems appropriate, including the entire period the participant continues in Employee status following such exclusion. However, no such exclusion authorized by the Committee shall become effective until the first day of the first fiscal year coincident with or next following the date of the Committee resolution authorizing such exclusion. If any individual is excluded from Active Participant status for one or more fiscal years, then such individual shall not receive any allocation of the incentive awards made to the Plan for those fiscal years. However, each participant who remains in Employee status shall, in accordance with the applicable vesting schedule, continue to vest with respect to any incentive awards already allocated to his/her Account under the Plan, whether or not that participant remains an Active Participant for the current or any subsequent fiscal year.


     4.   INCENTIVE AWARDS

     4.1 For each fiscal year of the Corporation for which the Plan is in effect, the Corporation shall make an aggregate incentive award to the Plan in an amount equal to one percent (1%) of the Corporation's consolidated pre-tax earnings for such fiscal year, as such earnings are determined for financial reporting purposes in accordance with generally accepted accounting principles, consistently applied.

     4.2 The incentive award for the fiscal year shall be allocated among the individuals who are Active Participants for that fiscal year in accordance with the following provisions:

     (a) The Committee shall, as soon as reasonably practicable after the incentive award for the fiscal year has been determined, allocate a portion of such award to the Account of each Active Participant who has continued in Employee status through the last day of such year. The allocation to each such Active Participant shall be in the same proportion to his/her Eligible Earnings for the fiscal year of the award as the aggregate award bears to the aggregate Eligible Earnings of all Active Participants for such fiscal year.

     (b) The amount so allocated to each individual Active Participant (the "Award") shall not exceed the lesser of (i) twenty-five percent (25%) of his/her Eligible Earnings for the fiscal year for which the Award is made or (ii) Five Hundred Thousand Dollars ($500,000). To the extent the Award for any fiscal year would otherwise exceed the applicable limitation for one or more Active Participants, the excess shall be added to the award to be allocated under the Corporation's Long-Term Executive Incentive Performance Plan for such year.


     5.   VESTING AND PAYMENT OF AWARD

     5.1 The interest of the participant in his/her Award for a particular fiscal year shall vest in accordance with the following provisions, whether or not such individual remains an Active Participant:

     (a)  Upon the expiration of the one (1)-year
period measured from the day on which the Award is first allocated to the participant pursuant to Section 4.2, the participant shall vest in twenty-five percent (25%) of the principal amount of such Award, provided such individual continues in Employee status through the vesting date.

     (b) On each of the next three (3) anniversaries of the initial vesting date under subparagraph (a), the participant shall vest in an additional twenty-five percent (25%) of the principal amount of the Award, provided the participant continues in Employee status through each such vesting date.

     (c) The participant's interest, however, shall immediately vest with respect to all unvested Awards credited to his/her Account under this Plan or to his/her deferred compensation account under the Corporation's Deferral Election Plan (the "Deferral Plan"), if his/her Employee status is terminated by reason of death or Permanent Disability. Such full and immediate vesting shall likewise occur if the participant terminates Employee status on or after attainment of his/her Normal Retirement Date.

     5.2 The following provisions shall govern the maintenance of the Account to be established for each Active Participant who is allocated one or more Awards under the Plan:

     (a) Each participant to whom an Award is made hereunder shall have the election to (i) receive payment of one or more vested installments of such Award in accordance with the provisions of this Plan or (ii) defer payment of one or more of those vested installments to a later period pursuant to a timely-filed election under the Deferral Plan. Except to the extent the participant makes such a deferral election with respect to one or more vested installments of the Award earned for a particular fiscal year, all vested installments of that Award will be paid in accordance with the provisions of this Plan.

     (b) The Account of each participant who is to receive payment under this Plan of one or more Awards shall be maintained as a special deferred compensation account on the books of the Corporation. This account shall in turn be divided into a series of separate subaccounts ("Subaccounts"), and a separate Subaccount shall accordingly be maintained for the installments of each annual Award allocated to the participant under Section
4.2 and not otherwise subject to a deferred payout under the Deferral Plan. Each of the participant's Subaccounts shall be paid in accordance with the provisions of Section 5.4.

     (c) Any installments of an Award which are the subject of a timely-filed deferral election under the Deferral Plan shall be paid in accordance with the deferred payout provisions of that plan, and payment shall not be governed by the terms and conditions of this Plan.

     (d) Should the participant elect, with respect to the Award for a particular fiscal year, to receive payment of one or more installments of that Award under this Plan and to receive the balance of such installments under the Deferral Plan, then the installments which are to be paid under this Plan shall be the last installments in which the participant vests hereunder pursuant to the annual vesting schedule of Section 5.1 and shall accordingly be paid hereunder as such installments vest. The installments which are to be paid under the Deferral Plan shall be the first annual installments which vest pursuant to the
Section 5.1 schedule and, once vested, shall be subject to payment in accordance with the deferral election in effect for such installments under the Deferral Plan.

     5.3 Each Subaccount shall accrue interest in accordance with the provisions of Section 6.1.

     5.4 The balance credited to the participant's Subaccount shall be paid to him/her as the installment or installments of the Award credited to that Subaccount vest from time to time in accordance with the vesting provisions of Section 5.1. Each payment shall be equal in amount to the installment of the Award in which the participant has vested, together with the accrued interest thereon. Should a participant terminate Employee status by reason of death or Permanent Disability while there is still an amount outstanding in one or more of his/her Subaccounts, then the total amount outstanding in all such Subaccounts shall be distributed in one lump-sum payment to him/her (or the designated beneficiary in the case of the participant's death) within ninety
(90) days after such termination of Employee status. Upon the participant's accelerated vesting in one or more otherwise unvested Award installments following termination of Employee status after attainment of his/her Normal Retirement Date, the amount so accelerated shall be paid to the participant either in one lump sum under this Plan within ninety (90) days after such termination of Employee status or in accordance with any deferral election in effect for such installments under the Deferral Plan.

     5.5 Upon the participant's cessation of Employee status prior to attainment of his/her Normal Retirement Date, the unvested balance of each of his/her Subaccounts shall be immediately forfeited, unless such cessation of Employee status occurs by reason of the participant's death or Permanent Disability, and the participant shall have no further rights or interest with respect to any amounts so forfeited.

     5.6 The Committee shall have full power and authority, exercisable in its sole discretion at any time, to accelerate the vesting and payout of one or more otherwise unvested installments credited to the Subaccounts maintained for the participants under
Section 5.2(b) of the Plan, together with all interest accrued to date on those installments. Each accelerated installment shall be paid in a lump sum within thirty (30) days after Committee authorization of the payout. However, in order to reflect the time value of money over the period for which the payment has been accelerated, such payment shall be discounted by a per annum rate, compounded semi-annually, equal to the Federal Mid-Term Rate in effect under Internal Revenue Code Section 1274(d) for the month in which the payment is made. Such payment shall be subject to the Corporation's collection of all applicable Federal and State income and employment taxes. In no event, however, shall there be any accelerated payout of any installments credited to the participant's Subaccounts as to which there exists any outstanding deferral election filed by the Participant under the Deferral Plan.


     6.   PAYMENT OF INTEREST

     6.1 Applicable Rate. The balance from time to time outstanding in each Subaccount shall accrue interest each calendar year at the weighted average rate at which interest is earned for such year on the assets of the Employee Savings Plan invested in one or more guaranteed insurance contracts thereunder during such year ("Applicable Rate"). The Applicable Rate shall be calculated at the end of each calendar year, and interest earned on outstanding account balances for such year shall be credited to the participant's Subaccount at that time. Any installments of an incentive award under this Plan which are to be deferred under the Deferral Plan shall also earn interest at the Applicable Rate for each calendar year during the deferral period.

     6.2 Pro-Rated Interest. To the extent any vested installment of an incentive award is paid prior to the last day of a calendar year, the interest accruable on such installment for the portion of the calendar year preceding the payment date shall, in accordance with Section 6.1, be calculated and credited at the end of such year, and payment of such accrued interest shall be made within ninety (90) days after the close of the year.


     7.   GENERAL PROVISIONS

     7.1 Prior to the January 1, 1995 effective date of this Plan, the incentive awards payable under this Plan were administered as part of the short-term incentive program in effect under the Corporation's Executive Incentive Performance Plan. As of the January 1, 1995 effective date, this Plan is to be administered and maintained as a stand-alone incentive compensation program in order to assure that the payments made under the Plan shall qualify as performance-based compensation under Section 162(m) of the Code, and the Plan shall accordingly be submitted to stockholder approval at the 1995 Annual Meeting. No awards shall be payable under this Plan for the 1995 fiscal year or any subsequent fiscal year unless such stockholder approval is obtained.

     7.2 Except to the extent the Committee may in its sole discretion elect to implement a so-called "Rabbi Trust" for the payment of benefits hereunder, the obligation to pay the balance credited to the participant's Subaccounts shall at all times be an unfunded and unsecured obligation of the Corporation or Subsidiary employing such individual, and the participant shall look solely and exclusively to the general assets of the Corporation or Subsidiary employing the participant for the payment of his/her Account.

     7.3 No participant shall have the right to alienate, pledge or encumber his/her interest in the Account maintained on his/her behalf hereunder, and such Account shall not, to the maximum extent permitted by law, be subject to the claims of the participant's creditors or to attachment, execution or other process of law.

     7.4 A participant may designate a beneficiary to receive any unpaid balance owed to the participant under any of his/her Subaccounts at the time of such participant's death. In the absence of such designation, such unpaid balance shall be paid in accordance with the participant's will or pursuant to the laws of descent and distribution. The participant may from time to time revoke his/her beneficiary designation and file a new beneficiary designation. All beneficiary designations, however, must be on the form prescribed by the Committee.

     7.5 Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the board of directors of any participating company or by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Subsidiaries for any period of specific duration, and the Employee status of such individual may be terminated at any time, with or without cause.

     7.6 All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Corporation.
Payment of applicable withholding taxes on benefits paid under the Plan shall be the responsibility of the recipients.

     7.7 The Board may at any time amend, suspend or terminate the Plan in whole or in part at any time. However, no such action by the Board shall adversely affect the rights and interests of the participants and their beneficiaries with respect to amounts which the participants have accrued to date under the Plan on the basis of the incentive awards allocated to their Accounts. The obligations of the Corporation and its Subsidiaries to make the payments required hereunder shall be binding upon any successor or assign of the Corporation or any such Subsidiary, whether by merger, consolidation, acquisition or other reorganization. No amendment or termination of the Plan by the Corporation or any of its Subsidiaries (or any successor or assign) shall adversely affect or otherwise impair the rights of participants to receive benefit payments hereunder, to the extent attributable to Awards made prior to the date of such amendment or termination, in accordance with the applicable vesting and payment provisions of Article 5 hereof.

                      AMDAHL CORPORATION
         SHORT-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN

DESIGNATION OF BENEFICIARY

     I hereby designate the following individual or individuals as the beneficiary or beneficiaries of all my right, title and interest in and to all monies in which I am vested under the Short-Term Executive Incentive Performance Plan at the time of my death, hereby revoking any prior designation of beneficiaries made by me:

          Name             Relationship      Percent of
                                               Total

(1)
     --------------      ----------------    ----------

(2)
     --------------      ----------------    ----------

(3)
     --------------      ----------------    ----------

(4)
     --------------      ----------------    ----------

     The beneficiary must survive me; otherwise, his or her designated share is to be divided equally among the beneficiaries who do survive me.


Signature:
              -----------------

Name:
              -----------------

Date:
              -----------------



                       AMDAHL CORPORATION
                              PROXY
                Stockholder's Proxy Solicited By
                Board of Directors of the Company

     The undersigned hereby appoint(s) John C. Lewis and E. Joseph Zemke, each with power of substitution, as its proxy to vote all of its share of Amdahl Corporation common stock, par value of $0.05 per share, at the Annual Meeting of Stockholders of Amdahl Corporation to be held at the Fairmont Hotel, 170 South Market Street, San Jose, California, on Thursday, May 4 1995 at 11:00 a.m., and at any adjournment or postponement thereof.

     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR items 1 through 5, AGAINST items 6 and 7, and in the discretion of the proxyholder on other matters as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE. Your shares cannot be voted unless you sign and return this card.

     Election of Directors
     The Board recommends a vote FOR the nominees listed below:

     John C. Lewis; E. Joseph Zemke; Keizo Fukagawa;
     Michael R. Hallman; E. F. Heizer, Jr.; Kazuto Kojima;
     Burton G. Malkiel; George R. Packard III; Walter B.
     Reinhold; Takamitsu Tsuchimoto; J. Sidney Webb.

     You may withhold authority to vote for any of the nominees by listing that nominee's name and marking the "Exceptions" box in item 1 on the reverse side.

                                   Amdahl Corporation
                                   P.O. Box 11710
                                   New York, N.Y. 10203-0710

See Reverse Side

Please ensure address appears in window of return envelope.

                             AMDAHL
                           Corporation
                     1250 East Arques Avenue
                          P.O. Box 3470
                Sunnyvale, California 94088-3470

March 23, 1995

Dear Amdahl Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, May 4, 1995, at the Fairmont Hotel, 170 South Market Street, San Jose,
California.

     Details with respect to the meeting are set forth in the enclosed Notice of Annual Meeting and Proxy Statement.

     We urge you to communicate your voting instructions to us by completing, dating and signing the proxy card below, detaching it from this letter and returning it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

Very truly yours,

/s/ John C. Lewis

JOHN C. LEWIS
Chairman of the Board

                     Detach Proxy Card Here
- -----------------------------------------------------------------

The Board of Directors recommends a vote FOR items 1 through 5 and AGAINST items 6 and 7.

                                   FOR  WITHHOLD EXCEPTIONS
1. Election of Directors:          [ ]    [ ]        [ ]
   (see reverse)

Exceptions
           ------------------------------------------------

                                   FOR  AGAINST   ABSTAIN
2. Restated Employee Stock         [ ]    [ ]        [ ]
   Purchase Plan.

3. 1994 Stock Incentive Plan       [ ]    [ ]        [ ]
   Plan Amendments.

4. Short-Term Executive            [ ]    [ ]        [ ]
   Incentive Performance Plan.

5. Ratification of the selection   [ ]    [ ]        [ ]
   of Arthur Andersen LLP as
   independent public accountants
   for 1995.

6. Stockholder proposal for an     [ ]    [ ]        [ ]
   independent nominating
   committee.

7. Stockholder proposal for a      [ ]    [ ]        [ ]
   "high performance workplace."


Mark this box if you wish to withhold
discretionary authority to act upon such
business as may properly come before the
meeting.                                             [ ]

Mark this box if you receive Amdahl's
Annual Report from some other source and
wish not to receive one with your Proxy
Statement in 1996.                                   [ ]

Please sign name exactly as it appears
on this card.  Joint owners should each
sign.  Attorneys, trustees, executors,
administrators, custodians, guardians or corporate officers should give full title.

Date: -------------------------, 1995


- -------------------------------------
             Signature(s)

- -------------------------------------
             Signature(s)

Please sign, date and return the voting
instruction card promptly using the
enclosed envelope.

Please mark boxes in blue or black ink               [X]
as in the example.